Exhibit 10.16

Lease

Suite 2300

Farm Credit Building

1501 Farm Credit Drive

McLean, VA 22101

By and Between

THE FCS BUILDING ASSOCIATION

and

SFA, INC. and THE ANALYSIS CORP.

i

Additional Rent	26
Force Majeure	26
No Recording	26
Governing Law	26
Captions	26
Tenant Liability	26
Time is of the Essence	26
Gender and Number	26
Survival	27
Submission of Lease	27

DEED OF LEASE

This DEED of LEASE is made this         day of                     , 2006 by and between the FCS BUILDING ASSOCIATION, (hereinafter referred to as “Landlord”), and SFA, INC., a Maryland corporation and THE ANALYSIS CORP., a Delaware corporation, jointly and severally (hereinafter collectively referred to as “Tenant”).

IN CONSIDERATION of the rentals and other sums agreed herein to be paid by Tenant to Landlord, and in further consideration of the covenants, agreements, conditions, and terms on the part of Tenant and Landlord to be performed, kept, and fulfilled, the parties hereto mutually agree as follows:

ARTICLE I DEFINITIONS AND CERTAIN BASIC LEASE INFORMATION

(a)	“Landlord”:	FCS Building Association

(b)	Landlord’s Address For Notices:	1501 Farm Credit Drive, Suite 1812 McLean, VA 22102

(c)	“Tenant”:	SFA, Inc. and The Analysis Corp.

(d)	Tenant’s Trade Name:	SFA and TAC, respectively

(e)	Tenant’s Address For Notices After Occupancy of Demised Premises:	1501 Farm Credit Drive, Suite 2300 McLean, VA 22102

(f)	Tenant’s Address for Notices Before Occupancy of Demised Premises:	1501 Farm Credit Drive, Suite 2300 McLean, VA 22102

(g)	“Building”:	1501 Farm Credit Drive McLean, VA 22102

(h)	“Demised Premises”:	Approximately 16,328 square feet on the second floor of the Building known as Suite 2300 and approximately 4,123 square feet on the first floor of the Building known as Suite 1900.

(i)	“Anticipated Occupancy Date”:	See Article III

(j)	“Lease Term”:	Ten (10) years.

(k)	“Base Rent”:	Five Hundred Thirty-One Thousand Seven Hundred Twenty-Six and 00/100 Dollars ($531,726.00) for the First Lease Year, subject to annual increases pursuant to Article VI.

(l)	Annual Adjustments to Base Rent:	Three percent (3%)

(m)	“Base Year”:	Calendar year 2006.

(n)	“Tenant’s Percentage”:	The ratio that the square feet of rentable area in the Demised Premises bears to the square feet of rentable area in the Building, which Tenant’s Percentage is agreed to be Fourteen and 18/100 percent (14.18%).

(o)	“Security Deposit”:	Forty-Four Thousand Three Hundred Ten and 50/100 Dollars ($44,310.50).

(p)	“Parking Space Allotment”:	Forty-two (42) assigned spaces located on the lower level of the Building’s parking garage and twenty-one (21) unassigned spaces located outside the Building.

(q)	Tenant’s Broker:	None

(r)	Landlord’s Broker:	None

(s)	Tenant’s Tax I.D. Numbers:

(t)	Tenant’s Principal State of Business:

(u)	Tenant’s State of Incorporation/Partnership:	Maryland and Delaware, respectively

(v)	Exhibits: Exhibit A Floor Plan of Demised Premises Exhibit B Work Agreement Exhibit C Rules and Regulations Exhibit D Certificate Affirming the Rent Commencement Date

ARTICLE II DEMISED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term and upon the conditions hereinafter provided, the Demised Premises, located in the Building. The Demised Premises are outlined in red on Exhibit “A” attached hereto and made a part hereof. The Demised Premises are to be finished in accordance with Exhibit “B” attached hereto and made a part hereof. It is understood and agreed that, except as provided in the work agreement attached as Exhibit B (the “Work Agreement”), Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions, or improvements in or to the Demised Premises.

ARTICLE III TERM. The Lease Term shall commence upon January 1, 2006 and shall continue for the period set forth in Article I above following the Rent Commencement Date (as hereinafter defined). The date on which the Lease Term expires shall be the Lease Expiration Date.

Prior to execution of this Lease, Tenant has taken possession of the 9,633 square feet of space on the second (2nd) floor known as Suite 2300. It is presently anticipated that the portion of the Demised Premises consisting of the approximately 4,123 square feet of space on the first floor known as Suite 1900 shall be delivered to Tenant “as is” on or about March 1, 2006 (the “First Floor Anticipated Occupancy Date”) and that the portion of the Premises consisting of 7,611 square feet of space on the second (2nd) floor known as Suite 2300 shall be delivered to Tenant “as is,” but subject to Landlord’s obligations to make improvements to the second floor space pursuant to the Work Agreement, on or about March 1, 2006 (the “Second Floor Anticipated Occupancy Date”). If Landlord is unable to give possession of such portions of the Demised Premises on or about the First Floor Anticipated Occupancy Date or the Second Floor Anticipated Occupancy Date, respectively, by reason of the holding over or retention of possession of any tenant or occupant, or for any other reason, this Lease shall not be void or voidable and Landlord shall not be subject to any liability for the failure to give possession on such date(s); and no such failure to give possession on such date(s) shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Lease Term. Notwithstanding the preceding sentence, for each day past the First Floor Anticipated Occupancy Date that the first floor portion of the Demised Premises is not delivered to Tenant, Tenant shall be entitled to a credit against its Base Rent equal to Two Hundred Ninety Three and 00/100 Dollars ($293.00) per day, and for each day past the Second Floor Anticipated Occupancy Date that the second floor portion of the Demised Premises is not delivered to Tenant, Tenant shall be entitled to a credit against its Base Rent equal to Five Hundred Forty-Two and 15/100 Dollars ($542,15) per day.

Within ten (10) days after the dates of delivery of such portions of the Premises are ascertained, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit “D” attached hereto and made a part hereof affirming the dates of delivery.

Prior to execution of this Lease, Tenant was occupying approximately 15,000 rentable square feet located at Suite 4400 in the Building under a sublease that was to expire on April 29, 2006 and has been paying rent pursuant to the sublease for the subleased premises. The prime lease under which the sublease was based is being terminated effective December 31, 2005. From March 1, 2006 through April 30, 2006, Tenant shall pay base rent directly to Landlord at the rate specified in its sublease for the subleased premises ($16,900 per month), plus any additional charges incurred by Tenant and payable under the sublease (such as telephone charges). Landlord agrees to look to the sublandlord under Tenant’s sublease for payment of the January and February 2006 sublease base rent payments to Landlord, which Tenant has already paid directly to the sublandlord.

For purposes of this Lease, the term “Lease Year” shall mean each period of twelve (12) consecutive months commencing on the Rent Commencement Date, except that if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Rent Commencement Date and shall continue for the balance of the month in which the Rent Commencement Date occurs and for a period of twelve (12) calendar months thereafter and subsequent Lease Years shall commence on the day following the last day of the preceding Lease Year.

ARTICLE IIIA RENEWAL OPTION. (a) Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, to renew the term of this Lease for one (1) consecutive term (“Renewal Term”) of five (5) years. If exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately on the day following the end of the initial Lease Term as provided in this Lease. The right of renewal herein granted to Tenant with respect to the Renewal Term shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(1) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice thereof (“Tenant’s Renewal Notice”) not later than one hundred eighty (180) days prior to the expiration date of the Lease Term.

(2) In the event Tenant’s Renewal Notice is not given timely or is not given, Tenant’s right of renewal shall lapse and be of no further force or effect.

(3) The renewal option may be exercised only with respect to the entire Demised Premises, not with respect to only a part of the Demised Premises.

(4) In the event there exists an event of default under this Lease on the date Tenant’s Renewal Notice is sent or any time thereafter up to and including the date such Renewal Term is to commence, then, at Landlord’s option, such Renewal Term shall not commence and the Lease Term shall expire on the date the Lease Term would have expired without such renewal.

(5) If, at the time Tenant provides Landlord with Tenant’s Renewal Notice described in subsection (1) hereof, or at any time thereafter until the Renewal Term is to commence, Tenant has assigned this Lease in whole or in part or has subleased more than twenty-five percent (25%) of the rentable area of the Premises, then, at Landlord’s option, Tenant’s rights pursuant to this Article IIIA shall lapse and be of no further force or effect.

(b) During the Renewal Term, all the terms, conditions, covenants and agreements set forth in this Lease, including but not limited to the full pass-through of Operating Costs, shall continue to apply and be binding upon Landlord and Tenant, except that: (i) the Base Rent for the Demised Premises shall be calculated as provided in subsection (c) below so that the Base Rent per rentable square foot payable during each Lease Year (or portion thereof) of the Renewal Term shall be equal to ninety-five percent (95%) of the then Market Rent based on a market-based formula for adjusting Market Rent for each year (or portion thereof) of the Renewal Term; (ii) the Base Year for Operating Costs shall be the year in which the Renewal Term commenced; (iii) Tenant shall not have the right to terminate the Lease early pursuant to Article IIIB, which termination option shall, as of the date of Tenant’s Renewal Notice, become null and void and of no further force and effect should Tenant exercise its option to renew as provided in this Article IIIA; and (iv) in no event shall Tenant have the right to renew the Lease Term beyond the expiration of the Renewal Term provided for in this Article IIIA or in the event this Lease is terminated as provided in the other provisions of this Lease.

(c) “Market Rent” shall be the fair market amount of Base Rent (including escalations and taking into account any market rate tenant inducements or tenant concessions, if any, for a renewal term) determined as follows:

(1) Following the giving of Tenant’s Renewal Notice, Landlord and Tenant shall commence negotiations concerning the amount of Market Rent. The parties shall have ten (10) days after the date Tenant delivers Tenant’s Renewal Notice in which to agree on such Market Rent. If, during such negotiation period, the parties are unable to agree on such Market Rent, then Tenant shall designate an independent Broker (as defined below) and shall give notice to Landlord setting forth the name and address of such Broker within five (5) days from the expiration of the aforementioned ten (10) day period. Landlord’s Broker shall be the broker used by Landlord generally for the leasing of available space in the Building; or, if Landlord has no such general broker, then Landlord shall designate its Broker within five (5) days of receipt of Tenant’s notice designating its Broker. If Tenant fails to select a Broker as aforesaid, the Market Rent shall be determined by Landlord’s Broker. Said Brokers shall each determine the Market Rent within fifteen (15) days. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two Brokers shall render separate written reports of their determinations and within five (5) days thereafter the two Brokers shall appoint a third Broker with like qualifications. Such third Broker shall be furnished the written reports of the first two Brokers. Within fifteen (15) days after the appointment of the third Broker, the third Broker shall appraise the Market Rent. The Market Rent for purposes of this Article IIIA shall equal the average of the two closest determinations; provided, however, that (a) if any one determination is agreed upon by any two of the Brokers, then the Market Rent shall be such determination, and (b) if any one determination is equidistant from the other two determinations, then the Market Rent shall be such equidistant determination. Landlord and Tenant shall pay for the cost of the Broker that each has designated and shall share equally the cost of the third Broker.

For the purposes of this Section, “Broker” shall mean a real estate broker licensed in the Commonwealth of Virginia, who has been regularly engaged in such capacity in the business of commercial office leasing in Virginia for at least ten (10) years immediately preceding such person’s appointment hereunder.

(2) Among the factors to be considered in determining Market Rent shall be the rental rates then being quoted by (A) Landlord for similar space in the Building, and (B) other landlords for similar space in multi-tenanted, similarly-classed office buildings in the vicinity of the Building. All determinations shall reflect market conditions expected to exist as of the date Base Rent based on Market Rent is to commence (including base rents, escalations and taking into account any market rate tenant inducements or tenant concessions, if any, for a renewal term and other terms expected to be agreed to in market leases entered into at such time).

(d) If Tenant does not approve the determination of the Market Rent by the Brokers, then Tenant, as its sole remedy, may revoke its Renewal Notice by delivering a written revocation notice to Landlord within thirty (30) days after the determination of the Market Rent by the Brokers, but otherwise Tenant may not revoke its Renewal Notice. If Tenant gives a timely revocation notice, then Tenant shall have no further rights under this Article IIIA and the Lease shall expire upon the expiration of the initial Lease Term.

ARTICLE IIIB TENANT’S TERMINATION OPTION. Tenant shall have the conditional right to terminate this Lease as of the end of the seventh (7th) Lease Year of the initial Lease Term (“Termination Date”), subject to the following terms and conditions: Tenant shall exercise its right to terminate by giving Landlord at least two hundred seventy (270) days prior written notice thereof (“Tenant’s Termination Notice”). Upon Landlord’s receipt of Tenant’s Termination Notice, Landlord shall notify Tenant of the amount of the unamortized costs of the Tenant Improvement Allowance (as defined in Exhibit B hereto), and Tenant shall pay such amount (the “Termination Fee”) within thirty (30) days of receipt of Landlord’s invoice for same. The Termination Fee is in consideration for Landlord granting Tenant an option to terminate pursuant to this Article IIIB and is not a penalty and shall be in addition to, and not in lieu of, the rental payments and any other sums due and payable hereunder through the Termination Date. In the event Tenant’s Termination Notice is not given timely or Tenant does not timely pay the Termination Fee, then in either such event Tenant’s right to terminate under this Article IIIB shall lapse and be of no further force or effect. In the event Tenant has given Tenant’s Renewal Notice pursuant to Article IIIA or Tenant has exercised its right to lease any Expansion Area as provided in Article XLVII then Tenant’s right to terminate under this Article IIIB shall lapse and be of no further force or effect. In the event there exists an event of default under this Lease on the date Tenant’s Termination Notice is sent or any time thereafter up to and including the Termination Date, then, at Landlord’s option, the Lease shall not terminate on the Termination Date and Tenant’s right to terminate under this Article IIIB shall lapse and be of no further force or effect.

ARTICLE IV BASE RENT. Prior to May 1, 2006, Tenant shall pay the rent to Landlord as was due under its sublease, pursuant to Article III, Paragraph 4 of this Lease. Beginning May 1, 2006 (the “Rent Commencement Date”) and continuing thereafter through the term of the Lease, Tenant shall pay Base Rent for the Demised Premises in equal monthly installments payable in advance. The first monthly payment of Base Rent shall be made upon the Rent Commencement Date, and the second and subsequent monthly payments shall be made on or before the first day of each and every calendar month thereafter during the Term hereof. Such payment shall be made at the office of FCS Building Association, 1501 Farm Credit Drive, McLean, Virginia 22101, or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. Such payment shall be made without demand, notice, or invoice and without deduction, set-off, or counterclaim. All costs and expenses in addition to the Base Rent that Tenant assumes or agrees to pay Landlord pursuant to this Lease shall be deemed to be additional rent. Base Rent and additional rent are sometimes referred to collectively herein as “rent”. If Landlord shall at any time or times accept said rent after it shall become due and payable, such acceptance shall not excuse delay upon any subsequent occasion, or constitute, or be construed as, a waiver of any or all of Landlord’s rights hereunder. Rent shall be made payable to FCS Building Association or to such other persons, firm, or corporation as Landlord may designate in writing. If the Term of this Lease begins on a date other than on the first of a month, then rent from such date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly Base Rent for each day payable in advance.

ARTICLE V OPERATING COSTS OF THE BUILDING. Tenant shall, for each calendar year after the Base Year (defined in Article I), pay to Landlord an additional rent computed by multiplying Tenant’s Percentage by the increase, if any, in the Operating Costs of the Building (as hereinafter defined) for such calendar year over the Operating Costs of the Building for the Base Year, after taking into account the “gross-up” provisions set forth in the last paragraph of this Article V, if applicable. The Operating Costs of the Building are hereby defined as the reasonable and customary total costs and expenses incurred by Landlord in each calendar year in operating and maintaining the Building and site, including, but not limited to, all real estate taxes and assessments on the real property (land and Building) of which the Demised Premises are a part, the cost of maintaining, repairing, replacing or relocating all site utilities, including electric, gas and water lines, and sewer mains (sanitary and storm), the cost of operating, maintaining, repairing, and replacing heating, air conditioning, and ventilation equipment for the Building, all utility charges incurred in operating the Building, all costs incurred in repaving, resurfacing, gardening, and landscaping, the cost of public liability and property damage insurance, all repairs, maintenance, and replacements, line painting or striping, lighting, sanitary control, snow removal, trash and rubbish removal, janitorial and cleaning services, costs of security services, salaries, wages and other costs of engineers, superintendents, property management fees and expenses, watchmen and other Building staff, charges under maintenance and service contracts for heating and cooling, energy management systems, security systems, elevators, generators, window cleaning and Building maintenance, bookkeeping and accounting and the cost of personnel to implement Building services, all maintenance and repair expenses and supplies that are deducted for such calendar year (and not capitalized) for federal income tax purposes, and all other costs and expenses of operating the Building; provided, however, that Operating Costs of the Building shall not include: (i) leasing commissions or tenant improvement costs, (ii) payments of principal and interest on any mortgages, deeds of trust, or other encumbrances upon the property, (iii) capital improvements unless required by any local, state or federal governmental authority, agency, laws or ordinances or for labor saving devices which reduce an operating cost, (iv) expenditures to the extent compensated by insurance, (v) depreciation or amortization of the Building or any improvements or other property therein, (vi) rent payable under any ground lease, (vii) income, franchise, or other taxes imposed upon or measured by the income of Landlord from the ownership of the Building, or (viii) costs or expenses separately billed to any tenant of the Building, including Tenant. Real estate taxes for the Base Year and for subsequent calendar years shall be deemed to be the taxes payable in the respective calendar years, even though the levy or assessment thereof may be for a different fiscal year, and shall include general real estate taxes, special assessments, and any other taxes that may be imposed in lieu of or partially in lieu of general real estate taxes.

At any time or times after the Base Year, Landlord may submit to Tenant a statement of Landlord’s estimate of any increase in Operating Costs (or any components thereof) for the current calendar year over the Base Year Operating Costs (or such component thereof), and within THIRTY (30) days after the delivery of such statement, Tenant shall begin paying to Landlord, as additional monthly rent, an amount equal to Tenant’s aforesaid monthly share of such increase in Operating Costs over the Base Year Operating Costs. Within one hundred and twenty (120) days after the expiration of each calendar year in which Tenant’s monthly rent is increased pursuant to this Article V, Landlord shall submit to Tenant a statement of the aforesaid determination, including Tenant’s aforesaid proportionate share of such increase. However, Landlord’s failure to provide such statement by such time shall in no way excuse Tenant from its obligation to pay its share of Operating Costs or constitute a waiver of Landlord’s right to bill and collect such share of Operating Costs from Tenant in accordance with this Article V. If such statement shows that Tenant’s monthly payments pursuant to this Article V exceeded its share of Landlord’s actual increase in Operating Costs for the preceding calendar year, then Landlord will deduct such overpayment from Tenant’s next payment or payments of monthly rent. If such statement shows that Tenant’s share of Landlord’s actual increase in Operating Costs exceeded. Tenant’s monthly payments pursuant to this Article V for the preceding calendar year, then Tenant shall, within THIRTY (30) days after receiving the statement, pay such deficiency to Landlord. In the event that the Term of this Lease does not expire on December 31, the amount payable by Tenant pursuant to this Article V with respect to its share of any increase in Operating Costs for the calendar year within which this Lease expires shall be equal to the total amount of escalations that Tenant paid for the preceding calendar year plus the total additional amount for the year in which the Lease expires multiplied by a fraction with the number of days during such calendar year prior to expiration of the Term of this Lease as the numerator, and with 365 as the denominator.

Notwithstanding anything to the contrary contained herein, it is understood and agreed that Tenant’s Percentage of the increase in Controllable Operating Costs (as hereinafter defined) in any calendar year may not increase by more than five percent (5%) of the amount payable by Tenant for Controllable Operating Costs for the immediately preceding calendar year. The term “Controllable Operating Costs” shall mean the actual Operating Costs except for removal of snow and ice, electricity and other utilities, water and sewage charges, insurance premiums, and real estate taxes and assessments.

If the average occupancy rate for the Building during any calendar year, including the Base Year, is less than ninety-five percent (95%), then annual Operating Costs for such calendar year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, that would have been incurred during such calendar year if such average occupancy rate had been ninety-five percent (95%). For any item of work or service that would constitute an item of Basic Cost but that Landlord does not provide to any particular tenant, either because (i) such item or work or service is not desired or required by such tenant, or (ii) such tenant obtains or provides such item of work or service at its own expense, then, in either case, an adjustment shall be made in computing Operating Costs equal to the amount that would have been reasonably incurred by Landlord had Landlord provided such item of work or service for such particular tenant.

ARTICLE VI ADJUSTMENT. The monthly Base Rent set forth in ARTICLE IV shall be increased on the anniversary of the first through fifth Lease Years during the Term of this Lease by the percentage shown in Article I hereof; on the anniversary of the sixth Lease Year and thereafter, the monthly Base Rent shall be as set forth in the following schedule:

Lease Year	Basic Annual Rent	Monthly Installments
1	$531,726.00	$44,310.50
2	$547,677.78	$45,639.82
3	$564,108.11	$47,009.01
4	$581,031.36	$48,419.28
5	$598,462.30	$49,871.86
6	$613,530.00	$51,127.50
7	$641,010.00	$53,417.50
8	$641,010.00	$53,417.50
9	$641,010.00	$53,417.50
10	$641,010.00	$53,417.50

ARTICLE VII TAXES. Landlord shall pay or cause to be paid all real estate taxes that may be levied or assessed by the lawful taxing authorities against the land and Building or improvements thereon. Tenant’s sole responsibility for real estate taxes shall be payment to Landlord of adjustments as provided in Article V hereof. “Real Estate Taxes” shall be deemed to mean all federal, state, municipal, city, county, town, and village taxes and all other real estate taxes or assessments that become due and payable on the property of which the Demised Premises are a part.

Tenant shall, at all times, be responsible for and shall immediately pay all municipal, city, county, town, village, state, or federal taxes assessed against any leasehold interest or any personal property of any kind owned, installed, or used by Tenant and located on the Demised Premises.

ARTICLE VIII USE OF DEMISED PREMISES. Tenant covenants and agrees that during the Term hereof, the Demised Premises will be used and occupied solely for the purpose of general office use in accordance with the use permitted under applicable zoning regulations. Tenant will not use or occupy the Demised Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, and regulations of any public authority having jurisdiction over the Demised Premises. If Tenant discontinues use of the Demised Premises as herein provided or abandons the Demised Premises for a period exceeding one (1) month during the Term hereof, Landlord may, at its sole option, elect to treat such discontinuance or abandonment as a default of Tenant’s obligation hereunder and proceed with its remedies as provided in Article XXIII hereof.

ARTICLE IX PARKING. Tenant will be entitled to the use of the Parking Space Allotment as specified in Article I for it and its employees parking during the Term of this Lease. Tenant agrees that: (i) all spaces set aside for parking automobiles on the property, whether in the Building’s parking garage or one of the surface spaces on the south, west and north sides of the Building, are owned and in complete control of Landlord, (ii) that Tenant and its employees, invitees and guests will comply with all Building rules regarding the use of the parking facilities, and (iii) Landlord reserves the right to relocate and/or reassign all parking within: (a) the parking garage or (b) the unassigned pool of surface parking spaces located along the south, west, or north sides of the Building. Tenant further acknowledges and agrees that the unassigned pool of surface parking spaces located outside of the Building is on a “first come, first serve” basis for all other tenants, occupants and visitors of the Building, and Landlord cannot guaranty full availability of all of the Parking Space Allotment in such outside parking area at any particular time.

ARTICLE X ASSIGNMENT AND SUBLETTING.

A. Tenant will not assign, transfer, mortgage, or encumber this Lease or sublet or rent (or permit occupancy or use of) the Demised Premises, or any part thereof, without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise, without the prior written consent of Landlord, which shall not be unreasonably withheld. It is acknowledged and agreed by the parties that Tenant’s allowing clients to come in to use Tenant’s facility at the Demised Premises on a temporary basis but with no possessory rights shall not be considered an assignment or subletting. Landlord may require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee prior to granting its consent. In the event of an assignment, Tenant shall pay to Landlord a fee to cover accounting costs, plus any legal fees incurred by Landlord as a result of the assignment. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant, or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the written consent of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Landlord may require an additional security deposit from the assignee or subtenant as a condition of its consent.

B. Upon any assignment of this Lease, all termination rights, extension/renewal options, rights of refusal, rights of first notice, expansion rights and any other option rights shall terminate and be of no further force or effect. Further, Tenant shall not have the right to exercise any such termination rights, extension/renewal options, rights of refusal, rights of first notice, expansion rights or any other option rights unless Tenant shall be in occupancy of the Demised Premises at the time of exercise.

C. If any sublease, assignment or other transfer (whether by operation of law or otherwise and whether consented to or not) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the rent and other charges due under this Lease (except rent or other payments received that are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the Premises by Tenant for the subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions), then whether such excess is in the form of an increased monthly or annual rent, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), then Tenant shall pay to Landlord fifty percent (50%) of any such excess as additional rent no later than ten (10) days after Tenant’s receipt thereof. Tenant expressly waives any right that it might have to retain such fifty percent (50%) of the excess pursuant to the provisions of section 365(f) of the Bankruptcy Code. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall be effected on a form approved by Landlord.

ARTICLE XI FURTHER AGREEMENTS ON USE OF DEMISED PREMISES. Tenant further agrees that it will not suffer or permit the Demised Premises to be used for any unlawful or immoral purpose and that it will not suffer or permit any article to be brought or any act to be done thereon that shall render them uninsurable or increase the rate of fire or other insurance on the Building, and Tenant, in the conduct of its business will, at its own expense, comply with all applicable laws, ordinances, rules, and regulations of any and all governmental authorities having jurisdiction over the Demised Premises, now or in the future, and the requirements of the insurance underwriters. Tenant further agrees that in no event shall it use the Demised Premises for purposes that are prohibited by applicable zoning and Building restrictions.

ARTICLE XII MAINTENANCE AND REPAIRS. A. By Landlord. During the Lease Term and any renewals or extensions hereof, Landlord shall be responsible for (1) necessary structural repairs to the Demised Premises and for necessary repairs to the exterior of the Building, including the roof, walls, windows (including exterior cleaning) and foundation, (2) maintenance and repair of air conditioning, ventilation, and heating equipment serving the Building generally, (3) maintenance, repair, and cleaning of all common areas, and (4) maintenance, repair, cleaning, lighting, marking and removal of snow and ice from parking, driving and service areas, and pedestrian walkways; provided, however, that any such repairs or maintenance that are necessitated by the negligent act or omission of Tenant, Tenant’s employees, invitees, or licensees, shall be at the expense of Tenant.

B. By Tenant. Tenant will keep the Demised Premises, fixtures, and equipment therein in safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at the expiration or other termination of the Term of this Lease, surrender the same, broom clean, in the same order and condition in which they are on the Lease Commencement Date, ordinary wear and tear and damage excepted. Maintenance, repair, and cleaning of equipment, such as kitchen fixtures, above-standard air conditioning equipment, or any other type of special equipment, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith.

ARTICLE XIII ALTERATIONS. Except for the improvements to be made by Tenant pursuant to the Work Agreement, Tenant will not make or permit anyone to make any alterations, decorations, additions, or improvements, structural or otherwise, in or to the Demised Premises, the Building, or grounds, without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. All such alterations, decorations, additions, or improvements permitted by Landlord must conform to all rules, regulations, and requirements of appropriate federal, state, or local governments, and conform harmoniously with the Building’s design and interior decoration. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics’ liens upon the real property of which the Demised Premises are a part, for all work, labor and services to be performed, and materials to be furnished by them in connection with such work, signed by all contractors, subcontractors, materialmen, and laborers to become involved in such work. If, notwithstanding the foregoing, any mechanic’s, materialmen’s or other lien is filed against the Demised Premises or the real property of which the Demised Premises are a part, for work claimed to have been done for, or materials claimed to have been furnished to Tenant, such mechanic’s, materialmen’s or other lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic’s, materialmen’s or other lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any such alterations, decorations, additions, or improvements shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed to be the “owner” and not the “agent” of Landlord for purposes of hiring any architects, engineers, contractors or other third parties in connection with such work. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant’s making any such alterations, decorations, additions, or improvements, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord’s interest in the Demised Premises, the Building, or the real property upon which the Building is situated, to any mechanic’s, materialmen’s or other liens that may be filed in respect of any such alterations, decorations, additions, or improvements made by or on behalf of Tenant. Tenant shall and does hereby indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, or damages to person or property that may or might arise by reason of making any such alterations, decorations, additions, or improvements. If any alteration, decoration, addition, or improvement is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work. All alterations, decorations, additions, or improvements in or to the Demised Premises or the Building made by either party shall, at Landlord’s election, immediately become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the Term hereof without disturbance, molestation, or injury; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease, then Tenant shall have the right to remove, prior to the expiration or termination of the Term of this Lease, all movable furniture, furnishings, or equipment installed in the Demised Premises at the expense of Tenant. Should Landlord elect that any alterations, decorations, additions, or improvements installed by Tenant be removed upon the expiration or termination of this Lease, Tenant shall remove the same at Tenant’s sole cost and expense and if Tenant fails to remove the same, then Landlord may remove the same at Tenant’s expense, and Tenant shall reimburse Landlord for the reasonable, out-of-pocket cost of such removal together with any and all damages that Landlord may sustain by reason of such default by Tenant.

ARTICLE XIV SIGNS: FURNISHINGS. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed or affixed by any tenant on any part of the outside or inside of the Demised Premises or the Building without the prior written consent of Landlord, which can be withheld in its sole discretion. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Initial lettering on the suite entrance and Building directory board shall be provided by Landlord at the expense of Landlord (Tenant shall be responsible, at its sole cost and expense, for any changes to such initial suite entrance and Building directory board lettering); and all such signage or lettering shall be in accordance with Landlord’s standard for the Building. Landlord shall have the right to prohibit any advertisement of Tenant that in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office Building, and upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, and any and all damage or injury to the Demised Premises resulting from the location of safes or other heavy equipment other than in accordance with Landlord’s prescription shall be repaired by, and at the sole cost of, Tenant. No furniture, equipment, or other bulky matter of any description will be received into the Building or carried in the elevators during the Building’s normal business hours. All moving of furniture, equipment, and other material shall be performed after the Building’s normal business hours and will be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the loading dock or sidewalks adjacent to the Building any of Tenant’s furniture, equipment, or other materials there delivered or deposited.

ARTICLE XV INSPECTION. Landlord shall have the right at all reasonable times to enter upon the Demised Premises, without charge and without diminution of the rent payable, for the purpose of inspecting the same, making such alterations and/or repairs as, in the judgment of Landlord, are deemed necessary; or showing the same to prospective purchasers, or, during the last ONE HUNDRED EIGHTY (180) days of the initial Term (or the Renewal Term, if Tenant exercises its option to renew pursuant to Article IIIA) of this Lease, to exhibit said Demised Premises to prospective tenants.

ARTICLE XVI TENANT’S INSURANCE AND RISK. A. Insurance. Tenant agrees to carry and maintain in full force, at its expense, from the date upon which Tenant first enters the Demised Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Demised Premises, policies of insurance on the contents of the Demised Premises, including, without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Demised Premises by or on behalf of Tenant, and the other personal property of Tenant in the Demised Premises, against loss due to fire and other property risks included in standard all risk coverage insurance policies, in an amount equal to the replacement cost thereof and covering loss of income from such property risk. All insurance carried by Tenant hereunder shall be primary and not contributing with any insurance carried by Landlord. Such insurance policies shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord, its managing agent and any mortgagee of Landlord. Tenant hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of Landlord or anyone for whom Landlord may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies, maintained by such party or required to be maintained by Tenant under this Lease, to the extent that such loss or damage is recovered under said insurance policies or would have been recovered if the insurance policies hereunder had been maintained as required pursuant to this Lease. Written notice of the terms of said waiver shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

At Tenant’s sole cost and expense, Tenant shall also obtain and maintain commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Demised Premises and containing contractual liability coverage and business interruption coverage. Such insurance shall be initially in minimum amounts of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate and shall be for a minimum term of one (1) year. Tenant shall also obtain and maintain, at Tenant’s sole cost and expense, worker’s compensation coverage in statutory limits.

Each of said policies of insurance to be carried by Tenant hereunder shall name Landlord and Landlord’s managing agent as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Building, shall also name such holder as an additional insured. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord, Landlord’s managing agent and, if named as an additional insured, the holder of any mortgage or deed of trust on the Building, at least THIRTY (30) days prior written notice of such proposed action. All insurance policies required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Building is located with a then current Alfred M. Best Company, Inc. general policy holder’s rating of “A” or better and a financial sized category of Class XII or higher and which have been in business for the past five (5) years and which are otherwise reasonably satisfactory to Landlord. On or before the Lease Commencement Date, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of certificates of insurance (Acord 27) evidencing the coverages required by this Article XVI. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Demised Premises that will, in any way, increase the rate of fire: insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant, and Tenant shall be liable for such increase and shall reimburse Landlord therefor.

B. Risk. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Demised Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant. The provisions of this section shall be applicable from and after the execution of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Demised Premises.

C. Injury Caused by Third Parties. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying premises adjoining the Demised Premises or any part of the Demised Premises or any part of the Building, or otherwise, or for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, from breaking, bursting, stopping, or leaking of electric cables and wires, and water, drain, gas, sewer, or system water loop pipes, unless such loss or damage results from a breach by Landlord of its obligations under this Lease and is not covered by valid and collectible fire, extended coverage, “All Risk” or similar policies, maintained by Tenant or required to be maintained by Tenant under this Lease.

ARTICLE XVII INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord, its employees and agents, from and against all claims of whatever nature arising from any act, omission, or negligence of Tenant, or Tenant’s contractors, invitees, customers, clients, family members, guests, licensees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Demised Premises after the commencement of any construction work by Tenant, and until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Demised Premises, or arising from any accident, damage, or injury resulting or claimed to have resulted from an act or omission on the part of Tenant or Tenant’s contractors, invitees, customers, clients, family members, guests, licensees, agents, servants, or employees. The foregoing indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceeding brought thereon (including attorney’s fees), and the defense thereof with counsel acceptable to Landlord.

ARTICLE XVIII TENANT’S EQUIPMENT. Tenant shall not install any equipment of any kind or nature whatsoever that will or may necessitate any changes, replacements, or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, telecommunications system, electrical system, or other Building systems of the Demised Premises or the Building without first obtaining the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion. Business machines and mechanical equipment belonging to Tenant that cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any Tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

It is further understood and agreed that should Tenant obtain consent to install equipment that necessitates changes, replacements, additions to, or increased use of any utility system, Tenant shall bear the cost of all changes, replacements, or additions required, and shall pay on a monthly basis an agreed charge for increased use of any such utility system.

ARTICLE XIX SERVICES AND UTILITIES. It is agreed that Landlord will furnish heating, air conditioning, lighting, and other utility services between the regular business hours of the Building (currently 8:00 a.m. through 5:30 p.m., Monday through Friday (except holidays), and 8:00 a.m. through 1:00 p.m. on Saturdays (except holidays)), and at such other times as Landlord shall deem appropriate. Extra hours of heating, air conditioning, and lighting services may be provided to Tenant upon Tenant’s request, but at Landlord’s sole option, with at least twenty-four (24) hours advance notice. Further, Tenant will be charged and agrees to pay Landlord’s then-current cost for such extra service, plus employee overtime and any other reasonable, out-of-pocket cost associated with such extra service. Landlord shall provide char, cleaning service, and trash removal service for the Demised Premises (except holidays). Building holidays shall include all holidays recognized by the Federal Government.

It is understood and agreed that Landlord shall not be liable for failure to furnish, or for the delay or suspension in furnishing, any of the services or utilities (required to be performed or provided by Landlord) caused by the breakdown, maintenance, repairs, strikes, scarcity of labor or materials, act of God, or from any other cause, or for incidental or consequential damages resulting therefrom.

ARTICLE XX INSOLVENCY OR BANKRUPTCY OF TENANT. In the event Tenant makes an assignment for the benefit of .creditors, or a receiver of Tenant’s assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and the same is not discharged within SIXTY (60) days, or Tenant is adjudicated as bankrupt, Landlord shall have the option of terminating this Lease by sending written notice to Tenant of such termination, and upon such written notice being given by Landlord to Tenant, the Term of this Lease shall, at the option of Landlord, end and Landlord shall be entitled to immediate possession of the Demised Premises and to recover damages from Tenant in accordance with the provisions in Article XXIII thereof.

ARTICLE XXI LANDLORD’S LIABILITY. Landlord shall not be liable to Tenant, its employees, agents, contractors, servants, invitees, licensees, customers, clients, family members, guests, or trespassers for any damage, compensation, or claim arising from the necessity of repairing any portion of the Building, the interruption in the use of the Demised Premises, accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators, or heating, cooling, electrical, or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Demised Premises, or from any fire, robbery, theft, and/or any other casualty, or from any leakage in any part or portion of the Demised Premises or the Building, or from drains, pipes, or plumbing work in the Building, or from any other cause whatsoever. Any goods, fixtures, property, or personal effects stored or placed by Tenant in or about the Demised Premises or the Building shall be at the risk of Tenant; and Landlord shall not in any manner be held responsible therefor. The employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of Tenant and not of Landlord.

ARTICLE XXII DAMAGE BY FIRE OR CASUALTY. In the event of damage to or destruction of the Demised Premises by fire or any other casualty, if the Demised Premises are not made untenantable, this Lease shall not be terminated, but the Demised Premises shall be promptly and fully repaired and restored, as the case may be, by Landlord at its own cost and expense unless such damage or destruction is due to or the result of the acts or negligence of Tenant, its employees, agents or contractors. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from Government restrictions, and controls on construction, if any, and for strikes, emergencies, and other conditions beyond the control of Landlord. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect, but if the condition is such so as to make the entire Demised Premises untenantable, then unless such damage or destruction is due to or the result of the acts or negligence of Tenant, its employees, agents or contractors, the rental that Tenant is obligated to pay hereunder shall abate as of the date of the casualty until the Demised Premises has been restored by

Landlord in a manner suitable for Tenant’s occupancy. Any unpaid or prepaid rent for the month in which said condition occurs shall be prorated. If the Demised Premises are partially damaged or destroyed, then during the period that Tenant is deprived of the use of the damaged portion of said Demised Premises, Tenant shall be required to pay rental covering only that part of the Demised Premises that it is able to occupy, based on that portion of the total rent that the amount of square foot area remaining that can be occupied bears to the total square foot area of all the Demised Premises covered by this Lease. If during the Term of the Lease the Demised Premises shall be so damaged by fire or other casualty so as to be untenantable, then unless Landlord commences and diligently pursues repairs within NINETY (90) days thereafter, either party hereto, upon written notice to the other party given at any time following the expiration on NINETY (90) days after said fire or casualty, may terminate this Lease, in which case the rent shall be apportioned and paid to the date of said fire or casualty (unless such damage or destruction is due to or the result of the acts or negligence of Tenant, its employees, agents or contractors, in which event Tenant shall not have the option to terminate the Lease). In the event that Landlord elects to repair and/or restore the damaged Demised Premises, said repairs and restoration shall be pursued diligently by Landlord. No compensation, claim, or diminution of rent will be allowed or paid, by Landlord, by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Demised Premises or any portion of the Building, however the necessity may occur.

ARTICLE XXIII DEFAULT OF TENANT. Each of the following shall constitute an event of default under this Lease: (a) Tenant’s failure to make any payment of the Base Rent, additional rent or any other sum within five (5) business days of such payment’s due date; (b) Tenant’s failure to take possession of the Demised Premises within THIRTY (30) calendar days after delivery thereof to Tenant; (c) Tenant’s violation or failure to perform or observe any other covenant or condition of this Lease within ten (10) calendar days after notice thereof from Landlord; or if such violation or failure is remediable but is of such a nature that it cannot be remedied within such ten (10) calendar day period, then for such longer period as may reasonably be required up to a maximum of ninety (90) days, provided that Tenant promptly commences and diligently pursues such remedy to completion; (d) Tenant’s abandonment or vacation of the Demised Premises; (e) the insolvency or bankruptcy of Tenant, any general partner of Tenant (a “General Partner”) or any guarantor; or (f) Tenant’s dissolution or liquidation.

If there shall be an event of default, including an event of default prior to the Lease Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may reenter the Demised Premises, terminate Tenant’s right of possession and take possession of the Demised Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord’s intention to reenter the Demised Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Demised Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord’s right to recover from Tenant all rent and other sums due hereunder through the Lease Expiration Date as defined in Article III. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction.

Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord may, but shall not be obligated to, relet the Demised Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions, free rent and alterations of the Demised Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, Landlord’s failure to relet the Demised Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Base Rent, additional rent or damages which may be due or sustained by reason of such default, and costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees, expenses incurred in placing the Demised Premises in rentable condition and tenant finish necessitated to obtain the new tenant) incurred by Landlord in pursuit of its remedies and in renting the Demised Premises to others from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

Tenant shall also be liable to Landlord for additional damages, which shall be, at Landlord’s option, either (a) or (b) below:

(a) an amount equal to the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount or rent, if any, which Landlord receives during such period from others to whom the Demised Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the Lease Expiration Date, in which event the cause of action shall be deemed not to have accrued until the Lease Expiration Date; or

(b) an amount equal to the present value (as of the date of Tenant’s default) of the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the rent received by Landlord under any reletting of the Demised Premises, which damages shall be payable to Landlord in one lump sum on demand; provided that Landlord has relet the Demised Premises which reletting may occur at any time up to the Lease Expiration Date. For purposes of this subsection (b), present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York.

Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause. Landlord’s rights and remedies set forth in this Lease are cumulative and in addition to Landlord’s other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord’s exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord’s delay or failure to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall not constitute a waiver of any such rights, remedies or obligations.

If, as a result of any breach or default in the performance of any of the provisions of this Lease (whether or not such default is later cured), Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, or if Landlord is required to defend itself or the terms of this Lease and Landlord uses the services of an attorney then (whether or not suit is actually filed or prosecuted to judgment) Tenant shall reimburse Landlord upon demand for any and all attorneys’ fees and expenses so incurred by Landlord.

ARTICLE XXIV WAIVER. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any covenant, condition, or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

ARTICLE XXV SUBORDINATION AND ATTORNMENT. This Lease is subject and subordinate to the lien of all and any mortgages (which term “mortgages” shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) that may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Demised Premises form a part, or Landlord’s leasehold interest therein, and to all and any renewals, extensions, modifications, recastings, or refinancings thereof. In confirmation of such subordination, Tenant shall, at Landlord’s request, promptly execute any requisite or appropriate certificate or other document.

Tenant agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and to recognize such purchaser as Landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or propose to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

Notwithstanding the foregoing, Landlord agrees to use reasonable efforts to obtain from the holder of any mortgage or deed of trust securing the Building (each such holder, a “mortgagee”) a subordination, non-disturbance and attornment agreement for the benefit of Tenant. If the agreement provided by the mortgagee is not acceptable to Tenant, Tenant may request to negotiate with the mortgagee reasonable modifications to such agreement so that it is acceptable to Tenant. Tenant agrees to pay any fees, costs or expenses required to be paid by the holder for reviewing such request for a subordination, non-disturbance and attornment agreement and/or in connection with any request by Tenant to negotiate or attempt to negotiate any changes to the agreement provided by the mortgagee, whether or not granted; additionally Tenant shall pay all fees, costs and expenses actually incurred by Landlord that are imposed by such mortgagee with respect to such non-disturbance agreement. Landlord shall have no liability if any such mortgagee refuses to give Tenant a subordination, non-disturbance and attornment agreement or refuses to negotiate any changes to its form agreement.

ARTICLE XXVI CONDEMNATION. If the whole or a substantial part of the Demised Premises shall be taken or condemned by any governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), then the Term of this Lease shall cease and terminate as of the date when title vests in such governmental authority, and the annual rental shall be abated on the date when such title vests in such governmental authority. If less than a substantial part of the Demised Premises is taken or condemned by any governmental authority, the rent and other charges due hereunder shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) for any portion of the amount that may be awarded as damages as a result of any governmental taking or condemnation (or sale under threat of such taking or condemnation) or for the value of any unexpired term of the Lease; provided, however, that Tenant may assert any claim that it may have against the condemning authority for compensation for any fixtures owned by Tenant and for any relocation expense compensable by statute, and receive such award therefor as may be allowed in the condemnation proceedings, if such awards shall be made in addition to and stated separately from the award made for the land and the Building or the part thereof so taken, and shall not diminish or reduce any award of Landlord. For purposes of this Article XXVI, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant.

ARTICLE XXVII COVENANTS OF LANDLORD. Landlord covenants that it is the sole owner of the Building and the land on which the Building is located, that it has the right and authority to make this Lease for the Term aforesaid, and that the execution of this Lease by the individual(s) executing it as Landlord’s agent(s) has been duly authorized by all required actions of Landlord’s board of directors. Landlord further covenants that if Tenant shall pay the rental and perform all of the covenants, terms, and conditions of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceably, and quietly occupy and enjoy the full possession of the Demised Premises without molestation of hindrance by Landlord or any party claiming through or under Landlord. In the event of any sale or transfer by the then Landlord of the Building, Landlord whose interest is thus sold or transferred shall be and hereby is completely released and forever discharged from and in respect of all covenants, obligations, and liability as Landlord hereunder accruing after the date of such sale or transfer.

ARTICLE XXVIII NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements, or licenses are acquired by Tenant except as herein expressly set forth. Subject to the parties’ obligations under the Work Agreement, Tenant by taking possession of the Demised Premises, shall accept the same “as is” and such taking of possession shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

ARTICLE XXIX HOLDING OVER. In the event that Tenant shall not immediately surrender the Demised Premises the date of expiration of the Term hereof, Tenant shall, by virtue of this provision hereof, become a Tenant by the month at two (2) times the monthly rental including escalations and operating expense reimbursements in effect during the last month of the Term of the Lease, which said monthly tenancy shall commence with the first day next after the expiration of the Term of the Lease. Tenant as a monthly Tenant shall be subject to all of the conditions and covenants of this Lease, including all additional rent provisions hereof. Notwithstanding the forgoing provisions of this ARTICLE XXIX, in the event that Tenant shall hold over after the expiration of the Term hereby created, and if Landlord shall desire to regain possession of the Demised Premises promptly at the expiration of the Term of the Lease, then at any time prior to Landlord’s acceptance of rent from Tenant as a monthly Tenant hereunder, Landlord, at its option, may forthwith reenter and take possession of the Demised Premises without process or by any legal process in force in the Commonwealth of Virginia.

ARTICLE XXX LANDLORD’S RIGHT TO CURE DEFAULT AND ADDITIONAL CHARGES. If Tenant defaults in making any payments or in doing any act herein required to be made or done by Tenant,

Landlord may, but shall not be required to, make such payment or do such act, and the amount of the expense thereof, if made or done by Landlord, with interest thereon at the maximum rate permitted by applicable law from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute additional rent hereunder due and payable with the next monthly installment of rent; but making such payment or doing such act by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. If Tenant fails to pay any installment of rent on or before the first day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment and, in addition, such unpaid installment shall bear interest at the rate of ten percent (10%) per annum from the date such installment became due and payable to the date of payment thereof by Tenant. Such late charge and interest shall constitute additional rent due hereunder and payable with the next monthly installment of rent. Tenant shall perform all obligations on its part to be performed hereunder promptly and in a timely fashion and shall promptly pay all bills sent by Landlord.

ARTICLE XXXI ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge, and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease is in full force and effect as modified and stating the modification), (ii) stating the dates to which the rent and other charges hereunder have been paid by Tenant, (iii) stating whether to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge, (iv) stating that Tenant will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the parties specified in said estoppel certificate, and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such parties shall have the right, but shall not be obligated to remedy such act or omission, (v) stating the address to which notices to Tenant should be sent, and (vi) certifying as to such other matters as Landlord may reasonably request. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord’s interest, or any prospective assignee of any such mortgage.

ARTICLE XXXII RULES AND REGULATIONS. The rules and regulations are appended to this Lease as Exhibit “C”, and Tenant agrees to comply with and observe the same. Tenant’s failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the same manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Demised Premises and the Building. Notice of such additional rules and regulations, amendments, and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with observe all such rules and regulations and amendments thereto and supplements thereof, provided the same shall apply uniformly to all tenants of the Building.

ARTICLE XXXIII ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than a payment on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

ARTICLE XXXIV NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

ARTICLE XXXV BROKERS. Landlord and Tenant each represent and warrant to one another that except for those brokers specifically identified in Article I, neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors. Any representation or statement by a leasing company or other third party (or employee thereof) engaged by Landlord as an independent contractor that is made with regard to the Demised Premises or the Building shall not be binding upon Landlord nor serve as a modification of this Lease, and Landlord shall have no liability therefor, except to the extent such representation is also contained herein or is approved in writing by Landlord.

ARTICLE XXXVI WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Demised Premises, and/or any claim or injury or damage.

ARTICLE XXXVII NOTICES. Notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or by certified or registered mail, return receipt requested, first class, postage prepaid to the parties at the addresses for notice specified in Article I hereof, unless notice of a change of address is given pursuant to the provision of this Article XXXVII.

ARTICLE XXXVIII INTENTIONALLY DELETED.

ARTICLE XXXIX BENEFIT AND BURDEN. The provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and each of their respective representatives, successors, and assigns. Landlord may freely and fully assign its interest hereunder.

ARTICLE XL SECURITY DEPOSIT. Simultaneously with the execution of this Lease, Tenant shall deposit the Security Deposit in the amount specified in Article I with Landlord as a security deposit which shall be considered as security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions, and agreements under this Lease as hereinafter provided. Landlord shall not be required to maintain the Security Deposit in a separate account, and Tenant shall not be entitled to interest on the Security Deposit.

Upon the expiration of the Term of this Lease or any renewal or extension thereof, Landlord shall (provided that Tenant is not in default under the terms hereof) return the Security Deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to any of Tenant’s aforesaid obligations, covenants, conditions, or agreements. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the

Security Deposit to cure such default, in which event Tenant shall be obligated promptly to deposit with Landlord the amount necessary to restore the Security Deposit to its original amount. In the event of any sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event, and after written notification that Tenant’s Security Deposit was transferred to such purchaser, Tenant shall look only to the new Landlord for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit.

ARTICLE XLI INVALIDITY OF PARTICULAR PROVISIONS. If any provisions of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstance other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE XLII FINANCIAL STATEMENTS. Tenant, upon written request by Landlord, will provide a copy of its financial statements, consisting of a Balance Sheet, Earning Statement, Statement of Changes in Financial Position, Statement of Changes of Owner’s Equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a CPA or sworn to as to its accuracy by Tenant’s most senior official and its chief financial officer. The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders as required.

ARTICLE XLIII AMERICANS WITH DISABILITIES ACT. Tenant shall be responsible for compliance with Title III of the American with Disabilities Act of 1990, as amended, within the Demised Premises and Landlord shall be responsible for compliance with Title III of the American with Disabilities Act of 1990, as amended, relative to the common areas of the Building.

ARTICLE XLIV SMOKING. Smoking is prohibited in all areas of the Demised Premises and the Building. Landlord shall have the right to enforce compliance of this rule against Tenants employees, agents, guests or invitees. Any violation of the terms of this paragraph shall be considered a default under this agreement and in addition to Landlord’s other rights and remedies, Landlord shall be entitled to assess a monetary fine against Tenant for each violation of this paragraph of $25.00. For purposes hereof, “smoking” means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or any such other device.

ARTICLE XXXXV HAZARDOUS WASTES. Neither Tenant, its successors or assigns, nor any other person or entity acting by or through Tenant, shall cause or permit the escape, disposal or release of any “Hazardous Substances, or Materials” as hereinafter defined in the Demised Premises, nor shall Tenant, its successors or assigns, or any other person or entity acting by or through Tenant, cause the escape, disposal or release of any Hazardous Substances or Materials in the Building or on the grounds. Tenant shall also not allow: (i) the storage or use of Hazardous Substances, or Materials in any manner in the Demised Premises not sanctioned by law or (ii) any Hazardous Materials to be brought into the Building or Demised Premises by Tenant, it successors or assigns, nor any other person or entity acting by or through Tenant. Hazardous Substances or Materials shall mean any hazardous, biologically or chemically active substance, waste or material described in the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, as amended from time to time, or any applicable state or local laws or regulations adopted under this or any other similar acts. Further, if any governmental agency shall ever require testing to ascertain whether or not there has been any release of any Hazardous Substance or Material by, through or under Tenant or from the Demised Premises during Tenant’s occupancy of the Demised Premises, then Tenant shall reimburse Landlord the reasonable costs thereof as additional rent. In addition, upon request Tenant shall execute any affidavits or representations wherein Tenant will attest to the best of its knowledge whether or not there is any hazardous substances or materials stored or used in the Demised Premises. At its sole cost and expense, Tenant also agrees to indemnify and hold Landlord harmless from any and all damages, losses, liabilities, penalties, claims, costs, or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorney’s fees and expert’s fees) which may be imposed upon, incurred by or awarded against Landlord arising from or out of any use, storage or release of any hazardous substance or materials in, under or from the Demised Premises or the Building or any parts thereof as a result of any act or omission by Tenant, its employees, guests, invitees, successors or assigns, or any other person or entity acting at the direction of or consent of Tenant.

ARTICLE XLVI ENTIRE AGREEMENT. This Lease, together with Exhibits A, B, C, and D attached hereto, contains and embodies the entire agreement of the parties hereto with respect to the leasing of the Demised Premises, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained in this Lease and exhibits, shall be of any force or effect. This Lease may not be modified, changed, or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

ARTICLE XLVII RIGHT OF FIRST NOTICE. (a) Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, to lease any available portion of the Building, subject to the terms and conditions set forth in this Article XLVII. Each space that is offered to Tenant pursuant to this Article XLVII is, at the time of such offering, referred to herein as the “Expansion Area”.

(b) Except as provided below, Landlord shall not enter into a new lease of the Expansion Area without first giving Tenant written notice (“Landlord’s Expansion Area Notice”) that such Expansion Area is available for leasing. Landlord’s Expansion Area Notice shall (1) advise Tenant that Landlord intends to offer on the open market the Expansion Area; (2) describe the amount and location of the Expansion Area that has or will become available; and (3) contain the anticipated date on which the Expansion Area will be available for leasing by Tenant.

(c) Tenant shall have a period of ten (10) days following receipt of Landlord’s Expansion Area Notice to notify Landlord in writing whether Tenant desires to lease the Expansion Area (“Tenant’s Expansion Area Acceptance Notice”). Time is of the essence. Tenant’s Expansion Area Acceptance Notice shall be accompanied by the financial statements meeting the requirements of subsection (d) below. If the Expansion Area is leased to Tenant, the lease term shall be coterminous with the Term of this Lease, as the same may be extended pursuant to any applicable renewal option. The leasing of the Expansion Area shall be on the same terms and conditions as are set forth in this Lease except that (i) the base rent for the Expansion Area shall be calculated so that the base rent for the Expansion Area shall be equal to one hundred percent (100%) of the Market Rent as provided in Article XLVII (h), subject to annual increase thereafter, (ii) the Base Year for calculating the increase in Operating Costs for the Expansion Area shall be the calendar year in which Tenant takes possession of the Expansion Area, (iii) the Expansion Area shall be delivered in its “AS IS” condition and (iv) no rent abatement, tenant improvement allowance, termination option or other concession provided with respect to the original Demised Premises shall be applicable (unless mutually agreed to in writing by the parties at the time of leasing the Expansion Area, and provided further that such abatement, allowance, option or other concession is reflected in the determination of Market Rent). Upon the delivery of the Expansion Area to Tenant, the Expansion Area shall become part of the Demised Premises. If Tenant does not timely provide Landlord with Tenant’s Expansion Area Acceptance Notice to lease the Expansion Area or does not lease the Expansion Area, then Landlord shall be free to lease all of the Expansion Area or any portion thereof to any other person or entity (the “Expansion Area Occupant”) at any time thereafter on such terms and conditions as Landlord in its sole discretion may determine and without any regard to the restrictions in this Article XLVII. Tenant may not elect to lease less than the entire portion of the Expansion Area.

(d) In the event there exists an event of default under this Lease on the date of Tenant’s Expansion Area Acceptance Notice, or at any time thereafter up to and including the date possession of the Expansion Area is to be delivered to Tenant, then, at Landlord’s option, possession of the Expansion Area shall not be delivered to Tenant and Tenant’s rights to lease the Expansion Area shall lapse and be of no further force or effect and Landlord may freely lease the Expansion Area to another Expansion Area Occupant on such terms and conditions as Landlord in its sole discretion may determine. Additionally, at the time Tenant delivers its Expansion Area Acceptance Notice, Tenant’s current financial condition, as revealed by its most recent financial statements (quarterly and annual financial statements including at least its income statements, balance sheets, and cash flow statement), must demonstrate either that: (1) Tenant meets the financial criteria that Landlord generally uses to lease space to tenants; or (2) Tenant’s net worth is at least equal to its net worth at the time this Lease was signed.

(e) Landlord shall incur no liability, and the expiration date of the term for which the Expansion Area is leased shall not be extended, if Landlord is unable to deliver possession of the Expansion Area to Tenant due to any holdover tenant’s refusal to vacate, or for any other reason not within Landlord’s reasonable control.

(f) Tenant’s rights under this Article XLVII may be exercised only by Tenant if the Expansion Area is intended for Tenant’s own use, and shall not be exercised by any other transferee, mortgagee, subtenant or other assignee of Tenant.

(g) The space in the Building that is subject to this Article XLVII shall only include area that Landlord intends to offer for lease on the open market. Notwithstanding anything in this Article XLVII to the contrary, Landlord shall not be obligated to send Tenant Landlord’s Expansion Area Notice, and Tenant shall have no rights hereunder, with respect to any space (i) that Landlord proposes to lease or re-lease (by renewal, extension, or renegotiation) to the then-current tenant or occupant of such space; (ii) that is assigned or subleased by the current tenant of the space; (iii) that is subject to a specific expansion or other right of any other tenant in the Building existing as of the date of this Lease unless and until such other tenant(s) has/have failed to timely exercise its/their option(s) or right(s); (iv) that is not leased to a tenant or that is not otherwise being used or occupied by Landlord or any governmental agency (such as the Farm Credit Administration) as of the date of this Lease (until that space is leased or used/occupied, and then subsequently becomes available for releasing); (v) that becomes available for leasing at a time when less than twelve (12) months remain in the Lease Term or (vi) is intended for use by Landlord or any governmental agency (such as the Farm Credit Administration).

(h) Following the giving of Tenant’s Expansion Area Acceptance Notice, Landlord and Tenant shall commence negotiations concerning the amount of Market Rent. The parties shall have ten (10) days after the date Tenant delivers Tenant’s Expansion Area Acceptance Notice in which to agree on such Market Rent. If, during such negotiation period, the parties are unable to agree on such Market Rent, then Tenant shall designate an independent Broker (as defined below) and shall give notice to Landlord setting forth the name and address of such Broker within five (5) days from the expiration of the aforementioned ten (10) day period. Landlord’s Broker shall be the broker used by Landlord generally for the leasing of available space in the Building; or, if Landlord has no such general broker, then Landlord shall designate its Broker within five (5) days of receipt of Tenant’s notice designating its Broker. If Tenant fails to select a Broker as aforesaid, the Market Rent shall be determined by Landlord’s Broker. Said Brokers shall each determine the Market Rent within fifteen (15) days. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two Brokers shall render separate written reports of their determinations and within five (5) days thereafter the two Brokers shall appoint a third Broker with like qualifications. Such third Broker shall be famished the written reports of the first two Brokers. Within fifteen (15) days after the appointment of the third Broker, the third Broker shall appraise the Market Rent. The Market Rent for purposes of this Article XLVII shall equal the average of the two closest determinations; provided, however, that (a) if any one determination is agreed upon by any two of the Brokers, then the Market Rent shall be such determination, and (b) if any one determination is equidistant from the other two determinations, then the Market Rent shall be such equidistant determination. Landlord and Tenant shall pay for the cost of the Broker that each has designated and shall share equally the cost of the third Broker.

For the purposes of this Section, “Broker” shall mean a real estate broker licensed in the Commonwealth of Virginia, who has been regularly engaged in such capacity in the business of commercial office leasing in Virginia for at least ten (10) years immediately preceding such person’s appointment hereunder.

(2) Among the factors to be considered in determining Market Rent shall be the rental rates then being quoted by (A) Landlord for similar space in the Building, and (B) other landlords for similar space in multi-tenanted, similarly-classed office buildings in the vicinity of the Building. All determinations shall reflect market conditions expected to exist as of the date Base Rent based on Market Rent is to commence (including base rents, escalations and taking into account any market rate tenant inducements or tenant concessions, if any, for a market lease and other terms expected to be agreed to in market leases entered into at such time).

(i) In the event Tenant exercises its option to lease any Expansion Area pursuant to this Article XLVII, then Tenant’s termination option contained in Article IIIB of this Lease shall become null and void and of no further force or effect whatsoever.

ARTICLE XLVIII REPAINTING AND RECARPETING. At the beginning of the sixth (6th) Lease Year, and provided (i) no event of default exists under the Lease and (ii) Tenant has not exercised its termination option pursuant to Article IIIB, Landlord agrees to repaint and re-carpet the original Demised Premises (but not any portion of the Demised Premises leased to Tenant pursuant to Article XLVII).

ARTICLE XLIX MISCELLANEOUS

A. Authority. Landlord and Tenant covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so.

B. Additional Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease other than Base Rent shall be deemed to be “additional rent” and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in the case of nonpayment of rent, including assessment of interest and late fees. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

C. Force Majeure. If Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, acts of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord’s reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention.

D. No Recording. This Lease shall not be recorded in any office legally established for the purpose of giving public notice of real estate records and any attempt to do so may be treated by Landlord as an event of default under this Lease. In the event Tenant does record this Lease or any memorandum thereof, Tenant, by such act, irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute any and all documents required to remove the Lease or any memorandum thereof from the public records.

E. Governing Law. This Lease is governed under the laws of the Commonwealth of Virginia.

F. Captions. Section headings are used for convenience and shall not be considered when construing this Lease

G. Tenant Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the rent and perform all other obligations hereunder shall be deemed to be joint and several.

H. Time is of the Essence. Time is of the essence of each provision of this Lease.

I. Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord herein for convenience has been referred to in the neuter form.

J. Survival. Tenant’s liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

K. Submission of Lease. The submission of this Lease for examination does not constitute a reservation of or an option for lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

IN TESTIMONY WHEREOF, Landlord and Tenant have caused these presents to be signed on the day and year herein above written.

WITNESS/ATTEST:	LANDLORD:

The FCS Building Association
/s/ Betty Bradley	By:	/s/ Rick Albrecht
(Corporate Seal)	Name:	RICK ALBRECHT
	Title:	PRESIDENT
	Dated:	Feb. 28, 2006

WITNESS/ATTEST:	TENANT:

SFA, Inc.
/s/ [witness]	By:	/s/ Jerry D. Robinson
(Corporate Seal)	Name:	Jerry D. Robinson
	Title:	President & CEO
	Date:	Feb 27, 2006

{signatures continued on following page}

WITNESS/ATTEST:	TENANT:

The Analysis Corp.

/s/ [witness]	By:	/s/ John O. Brennan
(Corporate Seal)	Name:	John O. Brennan
	Title:	President & CEO
	Date:	28 Feb 2006

EXHIBIT “B” (LANDLORD PERFORMING WORK)

RENOVATING AND FINISHING THE DEMISED PREMISES

Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant acknowledge and agree as provided in the following paragraphs (which are referred to collectively as the “Work Agreement”) with respect to the renovating and finishing of the Demised Premises:

1.	Second Floor. Subject to delays caused by events of Force Majeure as provided in the Lease, and within sixty (60) days (subject to receipt of all required governmental permits and approvals) of receipt from Tenant of final, approved plans and working drawings (the “Second Floor Plans”), Landlord agrees to build out the second floor portion of the Demised Premises in accordance with the Second Floor Plans. The Second Floor Plans shall include: A Reception Area which will have a glass exterior and entranceway, hardwood flooring, and be approximately 12 foot by 19 foot. A Large conference room approximately 19 foot by 22 foot with an overhead projector mounting as well as an electric projector screen. A Small conference room approximately 14 foot by 20 foot. Two Proposal Rooms each approximately 17 foot by 22 foot. A Server Room approximately 10 foot by 15 foot with at least 25,000 BTU of cooling, sufficient dedicated electrical outlets, both 110V and 220V, and tiled flooring. A Kitchen approximately 14 foot by 20 foot, with tiled floors, base and overhead cabinets, counter top, a sink, a dishwasher, an ice maker, a stove, a microwave and full size refrigerator, as well as sufficient electrical power. A Copier Room approximately 14 by 20 foot with tiled floors, two dedicated 30 amp circuits, a closet, and built in counter tops on one wall. The aforementioned room dimensions are subject to the actual configuration of the Demised Premises and thus may change, once the Second Floor Plans have been prepared. In addition, within ninety (90) days after substantial completion of the build-out of the second floor pursuant to the approved Second Floor Plans, Landlord agrees to repaint and re-carpet the second floor portion of the Demised Premises.

2.

First Floor. Landlord shall deliver the first floor portion of the Premises in its “AS IS” condition; Tenant shall be responsible for building out the first floor portion of the Premises pursuant to final, approved plans and working drawings (the “First Floor Plans”). The First Floor Plans shall include Tenant’s Special Compartmented Information Facility (SCIF).

3.	Approval of Plans. Hereinafter, the renovations and improvements as shown on the Second Floor Plans and the First Floor Plans (collectively, the “Plans”) will be referred to as the “Improvements.” All Plans for the construction and completion of Improvements to the Demised Premises shall be subject to Landlord’s prior written approval. Any changes or modifications that Tenant desires to make to such Plans shall likewise be subject to Landlord’s written approval. All Plans shall be prepared at Tenant’s expense by architects and engineers licensed in the Commonwealth of Virginia and employed by Tenant, and they shall comply with the requirements of the Americans with Disabilities Act of 1990, as amended, and any other laws, rules, ordinances, codes or regulations of any governmental authority having jurisdiction over the Demised Premises or the Building. Landlord agrees that it will not unreasonably withhold or delay its approval of Tenant’s Plans for the Improvements, or any of the changes or modifications thereof; provided, however, that Landlord shall have sole and absolute discretion to approve or disapprove any Improvements that may affect the integrity of the Building structure or the base-building mechanical, plumbing, electrical or HVAC systems or that affect the exterior appearance of the Building or the common areas. Landlord’s approval of the Plans shall not be deemed to constitute a representation or warranty that such plans and working drawings were prepared in accordance with applicable legal requirements or are otherwise sufficient and correct. Landlord shall have no liability to Tenant on account of any delay by applicable governmental authorities in issuing any required building permits.

4.	Second Floor Construction. All work performed by Landlord, its contractor and/or any subcontractors shall be performed in a good and workmanlike manner, in accordance with all applicable laws and regulations and with the final approved Second Floor Plans. It is acknowledged and agreed that Tenant shall be in occupancy of the Demised Premises during Landlord’s construction of the Improvements pursuant to the Second Floor Plans. Tenant agrees that it and its employees, agents and invitees shall not in any way disturb Landlord’s contractors, workmen, or other agents, in the performance of such Improvements, and Tenant shall cooperate with Landlord’s contractors, workmen or other agents so that they can perform such Improvements. Tenant further acknowledges that the performance of such Improvements while Tenant is in occupancy of the Demised Premises may cause fumes, construction noise and debris and other hazards and nuisances. Tenant agrees that Landlord may enter the Demised Premises and perform such work without being deemed guilty of a trespass, a breach of quiet enjoyment, an eviction (actual or constructive), or a nuisance, disturbance or interruption of the business of Tenant or of Tenant’s use and occupancy of the Demised Premises. Landlord agrees to use commercially reasonable efforts to endeavor to minimize any disruption to Tenant’s use and occupancy of the Demised Premises in connection with the performance of such work; provided, however, that nothing herein contained shall require Landlord to pay overtime or perform any work after normal business hours. Tenant waives any claims of any kind or nature whatsoever against Landlord and any employees, contractors or agents thereof, arising from Landlord’s entry and performance of such work, except for claims (i) arising out of the gross negligence or intentional misconduct of Landlord, its employees or agents; (ii) arising from or relating to claims against Tenant by other Building tenants or third parties as a result of any damages, injury or other loss to property or person caused by Landlord or Landlord’s employees, contractors, or agents; and (iii) solely to enforce the provisions of this Work Agreement or the Lease.

5.	First Floor Construction. Tenant shall cause the first floor portion of the Demised Premises to be built out by a contractor designated and employed by Tenant, subject to the following terms and conditions: (i) The contractor designated by Tenant (“Tenant’s Contractor”) must be qualified and experienced in constructing tenant improvements in first-class buildings comparable to the Building, and must be approved by Landlord in its reasonable discretion. Subcontractors employed by Tenant’s Contractor shall be subject to similar approval by Landlord. (ii) All work performed by Tenant’s Contractor and its subcontractors shall be performed in a good and workmanlike manner, in accordance with all applicable laws and regulations and with the final approved First Floor Plans. (iii) Tenant’s Contractor and all subcontractors employed by Tenant’s Contractor shall comply with all reasonable work rules and regulations adopted by Landlord for the Building, and shall coordinate on a daily basis with Landlord’s property manager concerning usage of the loading dock and freight elevator and other construction-related matters. (iv) Tenant’s Contractor and subcontractors shall post payment and performance bonds, and shall maintain such insurance coverages as may be reasonably required by Landlord. (v) Should any mechanic’s or materialman’s lien be filed against the Premises or the Building with respect to the Tenant Improvements. Tenant shall promptly bond or pay off such lien. (vi) Tenant shall be solely responsible for the progress of construction for the Improvements to the first floor portion of the Demised Premises and for the quality or fitness thereof. Tenant shall be strictly liable for any damage to the Building or the base-building systems caused by Tenant, Tenant’s Contractor, or any subcontractor (notwithstanding anything to the contrary contained in the Lease). (vii) Copies of all building permits, certificates of occupancy and other governmental notices, permits or licenses received with respect to the Tenant Improvements shall be promptly furnished to Landlord. (viii) Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord a set of mylar-reproducible “as-built” drawings of the Tenant Improvements.

6.	Tenant Improvement Allowance. Landlord will not charge Tenant for a construction management fee with respect to the Improvements. Landlord will provide Tenant an allowance of up to One Hundred Twenty Three Thousand Six Hundred Ninety and 00/100 Dollars ($123,690.00) (the “First Floor Tenant Improvement Allowance”) (which is equal to Thirty Dollars ($30.00) per square foot of the 4,123 square foot area now known as the library and file room) towards the cost of the Improvements pursuant to the First Floor Plans. Additionally, Landlord will provide Tenant an allowance sufficient to accomplish the build-out, painting and carpeting of the second floor portion of the Demised Premises pursuant to the Second Floor Plans as identified in Paragraph (1) above with building-standard materials and finishes (the “Second Floor Tenant Improvement Allowance”) toward the cost of the Improvements pursuant to the Second Floor Plans. The First Floor Tenant Improvement Allowance and the Second Floor Tenant Improvement Allowance are hereinafter collectively referred to as the “Tenant Improvement Allowance”). In the event that the cost and expense of constructing the Improvements is less than the Tenant Improvement Allowance, then Tenant shall be entitled to a credit equal to the unused portion of the Tenant Improvement Allowance against the next-due monthly Base Rent, and, if applicable, against any payments of monthly Base Rent due thereafter until such unused portion is exhausted. Tenant shall be responsible for all costs and expenses of the Improvements (except as otherwise stated in Paragraph 6 below) that exceed the Tenant Improvement Allowance. Tenant shall be responsible for paying any excess with respect to the first floor portion of the Demised Premises directly to Tenant’s Contractor. Any excess with respect to the second floor portion of the Demised Premises shall be deemed to be additional rent and shall be payable within fifteen (15) days of receipt of an invoice therefor from Landlord.

7.	Additional Construction Costs. In addition to the Tenant Improvement Allowance, at Landlord’s cost (and not to be deducted from the Tenant Improvement Allowance or charged to Tenant as an excess cost over the Tenant Improvement Allowance) Landlord shall be responsible for (i) installation and/or relocation of all building HVAC, fire and life safety code requirements, including sprinklers, exit signs, heat pumps and VAV boxes pursuant to the Plans; (ii) demolition of the existing improvements in the first floor portion of the Demised Premises and stacking of any materials to be reused by Tenant as indicated on the Plans; and (iii) the cost of any necessary permits to build out the Demised Premises pursuant to the Plans. Additionally, also at Landlord’s cost (and not to be deducted from the Tenant Improvement Allowance or charged to Tenant as an excess cost over the Tenant Improvement Allowance), after the completion of the other Improvements to the second floor portion of the Premises Landlord agrees to repaint the second floor portion of the Demised Premises.

8.	Carpeting/Ceiling Tiles. In the event Tenant does not want to use any of the existing carpeting or ceiling tiles in either the first floor or second floor portions of the Demised Premises, Tenant shall notify Landlord and agrees that Landlord may retain same.

Except as provided herein (and without limiting Landlord’s obligations with respect to repairs and maintenance set forth in Article XII of the Lease), Tenant agrees to accept the Demised Premises in its present “as is” condition, with no obligation for Landlord to perform any work in the Demised Premises other than what has been shown on the Second Floor Plans. Any changes in the work requested by Tenant shall be constructed at Tenant’s expense. Any delay in the completion of the Improvements shall not postpone Tenant’s obligation for payment of Rent under the Lease nor shall Landlord be liable for any loss, damage or expense arising in any manner from such delay.

WITNESS/ATTEST:	LANDLORD:

The FCS Building Association

/s/ Betty Bradley	By:	/s/ Rick Albrecht
(Corporate Seal)	Name:	RICK ALBRECHT
	Title:	PRESIDENT
	Date:	FEB. 28, 2006

WITNESS/ATTEST:	TENANT:

SFA, Inc.

/s/ [witness]	By:	/s/ Jerry D. Robinson
(Corporate Seal)	Name:	Jerry D. Robinson
	Title:	President & CEO
	Date:	Feb 27, 2006

WITNESS/ATTEST:	TENANT:

The Analysis Corp.

/s/ [witness]	By:	/s/ John O. Brennan
(Corporate Seal)	Name:	John O. Brennan
	Title:	President & CEO
	Date:	28 Feb 2006

EXHIBIT “C”

FARM CREDIT BUILDING RULES & REGULATIONS

These Rules and Regulations are hereby attached to and made a part of the Lease dated                     , 20    . by and between the FCS Building Association, as Landlord, and SFA, Inc., a Maryland corporation and The Analysis Corp.,. a Delaware corporation, jointly and severally, as Tenant.

These Rules and Regulations have been formulated for the safety and well being of all tenants of the Farm Credit Building. Ongoing compliance with these Rules and Regulations is necessary to insure that every tenant will enjoy a safe and unannoyed occupancy in the Building. Any repeated or continuing violation of these Rules and Regulations by Tenant after notice from Landlord shall be an event of default under the Lease.

Landlord may, upon request by any tenant, waive the compliance by such tenant to any of these Rules and Regulations, provided that (i) no waiver shall be effective unless in writing and signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the ongoing obligation to comply with such Rule and Regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord.

1. The sidewalks, entrances, passages, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Demised Premises. Landlord shall have the exclusive right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord, in its sole discretion, deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Demised Premises, persons in such numbers or under such conditions as to interfere, with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Building.

2. No awning or other projections shall be attached to the outside walls of the Building. No drapes, blinds, shades, or screens shall be attached to or hung on the entrance doors or sidelight to the Demised Premises.

3. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed or affixed by any tenant on any part of the outside or inside of the Demised Premises or the Building without the prior written consent of Landlord, which can be withheld in its sole discretion. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Lettering on the suite entrance and Building directory board shall be provided for each tenant by Landlord at the expense of each such tenant and all such signage or lettering shall be in accordance with Landlord’s standard for the Building.

4. No showcase, furniture, furnishings, waste baskets, packages, exhibits, or any other article shall be put in front of any entrance, windows (interior or exterior), or affixed to any part of the Building, nor placed in the halls, corridors, or vestibules.

5. The restrooms, drinking fountains or any other plumbing fixtures located in the Building shall not be used for any purposes other than those for which they were constructed. Further, no sweepings, rubbish, rags, or other substance shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant or its servants, employees, agents, visitors or licensees, whether intentional or unintentional, shall be paid for by Tenant.

6. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Demised Premises. No boring, cutting, or stringing of wires shall be permitted. Tenant shall not construct, maintain, use, or operate within the Demised Premises or elsewhere within or on the outside of the Building, any electrical device, wiring, or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication or security system.

7. No bicycles, vehicles or animals, birds, or pets of any kind shall be brought into or kept in or about the Demised Premises, and no cooking shall be done or permitted by any tenant on said Demised Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Demised Premises.

8. No space in the Building shall be used for manufacturing of goods for the sale in the ordinary course of business, for the storage of merchandise for sale in the ordinary course of business, or for the sale at auction of merchandise, goods, or property of any kind.

9. No tenant shall make or permit to be made any unseemingly or disturbing noises or disturb or interfere with occupants of this Building or neighboring buildings or Demised Premises of those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

10. No inflammable, combustible, or explosive fluid, chemical or substance shall be brought or kept upon the Demised Premises.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in the existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, return to Landlord all keys to the Demised Premises or the Building’s common areas in Tenant’s possession irregardless of whether the keys were furnished to or otherwise procured by such tenant.

12. All removals, or the carrying in or out of any matter of any description must take place during the hours which Landlord or its Agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

13. No tenant shall engage or pay any employee on the Demised Premises, except those actually working for such tenant on said Demised Premises, or advertise for laborers giving as an address the Demised Premises.

14. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of Tenant, in such a manner as it deems best for the benefit of the tenants generally, including, without limitation, the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may at his option require all persons entering the Building during the period from 5:30 p.m. through 8:30 a.m., Monday through Friday, and at any hours Saturdays, Sunday, and legal holidays, to register and exhibit an identification pass, or an authorization satisfactory to Landlord. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building and shall be liable to Landlord for all acts of such persons.

15. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

16. No tenant shall occupy or permit any portion of the Demised Premises to be used or occupied, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, firearms, contraband of any kind, nitroglycerin, and/or fertilizer.

17. Each tenant, before closing and leaving the Demised Premises at any time, shall see that all windows are closed, all lights are turned off, and all entrance doors are locked.

18. Employees of Landlord or of the managing agent of the Building shall not perform any work or do anything outside of the regular duties, unless under special instructions from the management of the Building. The requirements of Tenant will be attended to only upon application at the office of the managing agent of the Building.

19. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

20. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards and such other safeguards as Landlord may require.

21. Mats, trash, or other objects shall not be placed in the public corridors.

22. Landlord does not maintain suite finishes which are nonstandard as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenant’s expense.

23. Landlord reserves the right to specify, to Tenant, the location, method of installation and maintenance procedures for Tenant’s business machines or any other kind of equipment which, in Landlord’s judgment, will prevent vibration, noise or annoyances to other tenants of the Building.

24. Any person employed by any tenant to do janitorial work within the Demised Premises must obtain Landlord’s consent and such person shall, while in the Building and outside of said Demised Premises, comply with all instructions issued by the Superintendent of the Building.

25. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord. Tenant shall refrain from or discontinue such advertising.

26. No water cooler, plumbing, or electrical fixtures shall be installed by any tenant.

27. No tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

28. No vending machines shall be permitted to be placed or installed in any part of the Building by any tenant. Landlord reserves the right to place or install vending machines in any of the common areas of the Building.

29. Landlord reserves the right at any time, and from time to time, to rescind, alter, or waive, in whole or in part, any of these Rules or Regulations when it is deemed necessary, desirable, or proper, in Landlord’s judgment for its best interests or for the best interests of the tenants.

30. Because the Building includes automated lighting, heating, air conditioning, fire and smoke, and security systems, Tenant is required, to cooperate with Landlord in all reasonable ways to maximize the benefits of these systems.

31. The 41 space parking area in front of the Building shall be reserved for visitors and use of the garage shall be limited to employees of Building tenants and of Building management.

32. Landlord will not be liable in the event any parking space, assigned or unassigned, is temporarily unavailable to Tenant, Tenant’s employees or agents, or Tenant’s visitors for any reason. Tenant will promptly inform Landlord of any unavailability of parking spaces.

33. Landlord will not be liable in any way for personal injury, property damage, theft, or vandalism to any employee, agent, or visitor of Tenant or any vehicle while driven or parked on Landlord’s property.

34. Tenant will comply with Landlord’s system of vehicle registration, identification, and control on Landlord’s property.

EXHIBIT “D”

CERTIFICATE AFFIRMING THE RENT COMMENCEMENT DATE

This Certificate is being provided pursuant to that certain Lease Agreement dated                     , 20     (the “Lease”), between the FCS Building Association and SFA, Inc., a Maryland corporation and The Analysis Corp., a Delaware corporation, jointly and severally. The parties to the Lease desire to confirm the following:

1.	The Lease Commencement Date is January 1, 2006.

2.	The date of delivery of the second floor area containing 6,695 square feet is , 20 .

3.	The date of delivery of the first floor area containing 4,123 square feet is , 20 .

4.	The Rent Commencement Date is May 1, 2006.

5.	The initial Term of the Lease shall expire on April 30, 2016 (“Lease Expiration Date”).

Attached to this Certificate is evidence of payment of premiums for all insurance required, pursuant to the Lease.

WITNESS/ATTEST:	LANDLORD:

The FCS Building Association

By:
(Corporate Seal)	Name:
Title:
Date:

WITNESS/ATTEST:	TENANT:

SFA, Inc.

By:
(Corporate Seal)	Name:
Title:
Date:

{signatures continue on following page}

WITNESS/ATTEST:	TENANT:

The Analysis Corp.

By:
(Corporate Seal)	Name:
Title:
Date:

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is dated as of Nov. 1, 2006, by and between FCS BUILDING ASSOCIATION (herein after referred to as “Landlord”, and SFA, INC., a Maryland corporation and The Analysis Corp. a Delaware Corporation, jointly and severally (hereinafter collectively referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant desire to make certain other modifications to the Initial Lease in connection with the lease of additional space and the rental of additional parking spaces, upon the terms and conditions and as more particularly set forth hereinbelow.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinbelow and of other good and valuable consideration, the receipt, and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant, intending legally to be bound, hereby agree as follows:

1. Under ARTICLE 1 DEFINITIONS AND CERTAIN BASIC INFORMATION Provision (h) “Demised Premises”, the square footage on the first floor is increased by 912 square feet from 4,123 to 5,035.

2. Under ARTICLE 1 DEFINITIONS AND CERTAIN BASIC INFORMATION Provision (k) “Base Rent”, effective October 16th, 2006, the First Lease Year is increased by $23,712 from $531,726 to $555,438.00 Five Hundred Fifty Five Thousand Four Thirty Eight and 00/100 dollars.

3. Under ARTICLE 1 DEFINITIONS AND CERTAIN BASIC INFORMATION Provision (p) “Parking Space Allotment”, the number of assigned parking spaces located on the lower level of the Building’s parking garage is increased by 5 from 42 to 47. (the additional 5 spaces are provided at the rental rate of $75.00 per space, per month, to be paid by Tenant along with the monthly rental payment for the demised premises.)

Except as otherwise expressly modified by the terms of this Amendment, the Initial Lease shall remain unchanged and continue in full force and effect. All terms, covenants and , conditions of the Initial Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Tenant enforceable according to the terms thereof.

IN TESTIMONY WHEROF, Landlord and Tenant have caused these presents to be signed on the day and year herein above written.

WITNESS/ATTEST:	LANDLORD:

The FCS Building Association

/s/ Betty J. Bradley	By:	/s/ Rick Albrecht
(Corporate Seal)	Name:	Rick Albrecht
	Title:	President
	Date:	11/1/06

WITNESS/ATTEST:	TENANT:

SFA, Inc.

/s/ [witness]	By:	/s/ Jerry D. Robinson
(Corporate Seal)	Name:	Jerry D. Robinson
	Title:	President & CEO
	Date:	11/1/2006

WITNESS/ATTEST:	TENANT:

The Analysis Corp.

/s/ [witness]	By:	/s/ John O. Brennan
(Corporate Seal)	Name:	John O. Brennan
	Title:	Pres & CEO TAL
	Date:	11/1/2006

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into this 29th day of March, 2007 by and between THE FCS BUILDING ASSOCIATION (“Landlord”) and SFA, INC. and THE ANALYSIS CORP., jointly and severally (collectively, “Tenant”).

R E C I T A L S:

WHEREAS, Landlord and Tenant are parties to a Deed of Lease dated 2006 (the “Lease”) pursuant to which Tenant leases approximately 16,328 square feet on the second floor known as suite 2300 and approximately 4,123 square feet on the first floor known as Suite 1900 (the “Original Space”) of the commercial office building located at 1501 Farm Credit Drive, McLean, Virginia 22102 (the “Building”); and

WHEREAS, Tenant desires to lease from Landlord additional rentable area located on the first and second floors of the Building; and

WHEREAS, Landlord and Tenant desire to amend the Lease upon the terms, conditions, covenants and agreements set forth in this Amendment.

W I T N E S S E T H:

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid by each party to the other, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereby agree as follows:

1. Recitals: The recitals contained above are true and correct to the best of the parties’ knowledge and belief.

2. Definitions: Any term used herein that is defined in the Lease shall have the same meaning as specified in the Lease unless otherwise specifically provided for herein.

3. Additional Space: Effective on the Additional Space Commencement Date (as defined in Paragraph 4 hereof), Landlord hereby leases to Tenant, and Tenant hereby leases and rents from Landlord, approximately 15,624 square feet of space, as follows: approximately 12,565 square feet known as suites 1500 and 1600 on the first. (lst) floor known as Suites 1500 and 1600 and approximately 3,056 square feet known as Suite 2100 located on the second floor of the Building, all as identified on Exhibit A hereto and incorporated herein for all purposes (the “Additional Space”). From and after the Additional Space Commencement Date, Section I(h) of the Lease, Demised Premises, is amended to reflect the lease of the Additional Space to Tenant; the Additional Space totaling approximately 15,624 square feet and the Original Space totaling approximately 20,451 square feet, for a total of approximately 36,075 square feet, are referred to

1

in this Amendment and in the Lease collectively as the “Demised Premises”. The aforesaid approximations of square footage shall in no way affect the basic annual rent for the Demised Premises should there be any variance between the said approximation and the actual square footage.

4. Additional Space Term: The lease term of the Additional Space shall not be coterminous with Tenant’s lease of the Original Premises. The lease term of the Additional Space (the “Additional Space Term”) shall commence on June 1, 2007 (the “Additional Space Commencement Date”) and shall expire on September 30, 2008. Tenant acknowledges and agrees that another tenant. Sage Payment Solutions. Inc. (“Sage”) is currently occupying the Additional Space, and that Landlord and Sage are simultaneously entering into a lease termination agreement terminating Sage’s lease of the Additional Space effective May 31, 2007. Landlord acknowledges that Tenant and Sage may enter into a separate agreement providing for Sage to hold over in a portion of the Additional Space after the termination date of Sage’s lease with Landlord for the Additional Space. Landlord hereby consents to Sage’s holdover in the Additional Space as a subtenant of Tenant. Tenant shall be responsible, at its sole cost and expense, for obtaining possession of the Additional Space from Sage upon the Lease Commencement Date, or such other date as is agreed between Tenant and Sage. If Tenant is unable to gain possession of all or any portion of the Additional Space on or about the Additional Space Commencement Date or such other date as was agreed between Tenant and Sage by reason of the holding over or retention of .possession of Sage, or for any other reason, this Amendment shall not be void or voidable and Landlord shall not be subject to any liability for the failure for Tenant to gain possession on the Anticipated Occupancy Date; and no such failure to gain possession on the Anticipated Occupancy Date shall in any respect affect the validity of this Amendment or the obligations of Tenant hereunder, nor shall same be construed in any way to extend the term of the Lease of the Additional Space.

5. Condition of the Additional Space. Tenant acknowledges that the Additional Space is currently leased, to Sage, whose lease is being terminated as of May 31, 2007, which is the day prior to the Additional Space Commencement Date. Tenant accepts the Additional Space in its “AS IS” condition as of the date of Sage’s surrender of possession of the Additional Space to Tenant, and the parties acknowledge and agree that Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements, renovations or other changes in or to the Additional Space. Without limitation of the generality of the foregoing, under no circumstances shall Landlord be responsible for any change of condition in the Additional Space, and the rent under the Lease shall in no event be withheld on account of any change in condition.

6. Rental Payments. Commencing on the Additional Space Commencement Date and continuing through September 30, 2008, Tenant shall pay to Landlord annual Base Rent for the Additional Space as set forth in the table below.

2

Period	Base Annual Rent for Demised Premises	Monthly Installments
June 1, 2007 – September 30, 2007	$471,017.35 annually/($157,005.80 for four month period)*	$39,251.45
October 1, 2007 – September 30, 2008	$485,147.04	$40,428.92

*	Actual period is less than a full twelve months.

Such annual Base Rent for the Additional Space as set forth above shall be in addition to the monthly installments of annual Base Rent for the Original Space as provided in Section I(k) of the Lease. The monthly installments of annual Base Rent for the Additional Space shall be payable commencing on the Additional Space Commencement Date and thereafter in advance on the first day of each calendar month in the original Lease term, without any deductions or set-offs, and without demand. In the event the Additional Space Commencement Date shall occur on other than a first day of a calendar month, the monthly installments of annual Base Rent for such partial month shall be prorated.

7. Tenant’s Share of Operating Expenses and Real Estate Taxes. Effective on the Additional Space Commencement Date and continuing through September 30, 2008, in addition to the original Tenant’s Percentage of Operating Costs and Real Estate Taxes (14.18%) for the Original Premises over the 2006 Base Year that Tenant is obligated to pay pursuant to Section I(m) and I(n) and Articles V and VII of the Lease, Sections 1(m) and l(n) and Articles V and VII are amended to reflect that Tenant shall pay for the Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Additional Space over a 1998 Base Year. Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Additional Space is deemed to be ten and 83/100ths percent (10.83%). Thus, during the term of Tenant’s lease of the Additional Space, Tenant shall pay (i) Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Additional Space (10.83%) over a 1998 Base Year and (ii) Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Original Space (14.18%) over a 2006 Base Year.

8. Parking. Effective on the Additional Space Commencement Date and continuing through September 30, 2008, Section I(p) of the Lease is amended to reflect that in addition to Tenant’s current parking space allotment for the Original Premises of 42 assigned spaces and 21 unassigned space, Tenant shall be entitled to an additional forty-eight (48) assigned spaces located in the Building’s parking garage and nine (9) unassigned spaces located outside the Building.

8. Brokerage. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or finder in connection with the transactions contemplated by this Amendment. Tenant shall defend, indemnify and hold harmless Landlord against any and all expenses, costs, damages or liability (including without limitation, court costs and reasonable attorneys’ fees, at trial and appeal) resulting from the claims of any brokers or those claiming to have performed services in the nature of brokerage or finding services on behalf of Tenant.

3

9. Ratification. The terms, covenants and conditions of the Lease, as amended, are hereby incorporated into this Amendment by reference. Except as otherwise modified by this Amendment, all terms, covenants and conditions of the Lease shall continue in full force and effect and the parties hereby affirm and ratify the Lease, as amended.

10. Landlord’s Fees. In consideration of Landlord’s agreement to terminate Sage’s lease early and to enter into this Amendment with Tenant, Tenant agrees to reimburse Landlord for its attorneys’ fees incurred in connection with the negotiation and drafting of both Sage’s lease termination agreement and this Amendment. As of March 29, 2007, such fees total $1,710.00, which Tenant shall pay to Landlord simultaneously with its execution of this Amendment. In the event Landlord incurs any additional fees after March 29, 2007 in connection with the lease termination agreement and/or this Amendment, Tenant shall reimburse such fees to Landlord, as additional rent due under the Lease, within ten (10) days of receipt of an invoice from Landlord therefore.

IN WITNESS WHEREOF, the parties have set their hands and seals hereto as of the date first above written.

WITNESS/ATTEST:	LANDLORD:

The FCS Building Association

/s/ Betty Bradley	By:	/s/ Rick Albrecht
(Corporate Seal)	Name:	RICK ALBRECHT
	Title:	PRESIDENT
	Date:	3/29/07

WITNESS/ATTEST:	TENANT:

SFA, Inc.

/s/ [witness]	By:	/s/ Jerry D. Robinson
(Corporate Seal)	Name:	Jerry D. Robinson
	Title:	President & CEO
	Date:	3/29/07

4

WITNESS/ATTEST:	TENANT:

The Analysis Corp.

/s/ [witness]	By:	/s/ John O. Brennan
(Corporate Seal)	Name:	John O. Brennan
	Title:	Pres & CEO
	Date:	29 March 2007

5

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into this 7th day of September, 2007 by and between THE FCS BUILDING ASSOCIATION (“Landlord”) and SFA, INC. and THE ANALYSIS CORP., jointly and severally (collectively, “Tenant”).

R E C I T A L S:

WHEREAS, Landlord and Tenant are parties to a Deed of Lease dated 2006, as amended by a First Amendment to Lease Agreement dated November 1, 2006 (the “November 2006 First Amendment”) and a (second) First Amendment to Lease dated March 29, 2007 (the March 2007 First Amendment, and collectively with the original Deed of Lease, the November 2006 First Amendment and the March 2007 First Amendment, the “Lease”) pursuant to which Tenant leases Suites 1500 and 1600 containing approximately 12,565 square feet, Suite 2100 containing approximately 3,059 square feet, Suite 1900 containing approximately 4,123 square feet, and Suite 1812 containing approximately 912 square feet and , and Suite 2300 containing approximately 16,328 square feet for a total of approximately 36, 987 square feet, (collectively, the “Premises”) of the commercial office building located at 1501 Farm Credit Drive, McLean, Virginia 22102 (the “Building”); and

WHEREAS, the parties desire to amend and correct the March 2007 First Amendment to accurately reflect the 912 square feet of additional space leased by Tenant pursuant to the November 2006 First Amendment, which 912 square feet of additional space was inadvertently omitted from the March 2007 First Amendment as being part of the “Original Space,” as such term was defined therein; and

WHEREAS, Landlord and Tenant desire to amend the Lease upon the terms, conditions, covenants and agreements set forth in this Amendment.

W I T N E S S E T H:

NOW, THEREFORE, in consideration, of the sum of Ten Dollars ($10.00) in hand paid by each party to the other, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Recitals: The recitals contained above are true and correct to the best of the parties’ knowledge and belief.

2. Definitions: Any term used herein that is defined in the Lease shall have the same meaning as specified in the Lease unless otherwise specifically provided for herein.

3. Additional Space. Paragraph 3 of the March 2007 First Amendment is hereby deleted and the following new Paragraph 3 of the March 2007 First Amendment is substituted in lieu thereof:

3. Additional Space: Effective on the Additional Space Commencement Date (as defined in Paragraph 4 hereof), Landlord hereby leases to Tenant, and Tenant hereby leases and rents from Landlord, approximately 15,624 square feet of space, as follows:

approximately 12,565 square feet known as suites 1500 and 1600 on the first (1st) floor known as Suites 1500 and 1600 and approximately 3,059 square feet known as Suite 2100 located on the second floor of the Building, all as identified on Exhibit A of the First Amendment to Lease dated March 29, 2007 and incorporated herein for all purposes (the “Additional Space”). From and after the Additional Space Commencement Date, Section I(h) of the Lease, Demised Premises, is amended to reflect the lease of the Additional Space to Tenant; the Additional Space totaling approximately 15,624 square feet and the “Original Space” totaling approximately 20,451 square feet (said Original Space being comprised of Suite 1900 containing approximately 4,123 square feet and Suite 2300 containing approximately 16,328 square feet, and Suite 1812 containing approximately 912 square feet), for a total of approximately 36,987 square feet, are referred to in this Amendment and in the Lease collectively as the “Demised Premises”. The aforesaid approximations of square footage shall in no way affect the basic annual rent for the Demised Premises should there be any variance between the said approximation and the actual square footage.

4. Rental Payments. Paragraph 6 of the March 2007 First Amendment is hereby deleted and the following new Paragraph 6 is substituted in lieu thereof:

6. Rental Payments. Commencing on the Additional Space Commencement Date and continuing through September 30, 2008. Tenant shall pay to Landlord annual Base Rent for the Additional Space as set forth in the table below.

Period	Base Annual Rent for Demised Premises	Monthly Installments
June 1, 2007 – September 30, 2007	$471,017.35 annually/($157,005.80 for four month period)*	$39,251.45
October 1, 2007 – September 30, 2008	$485,147.04	$40,428.92

*	Actual period is less than a full twelve months.

Such annual Base Rent for the Additional Space as set forth above shall be in addition to the monthly installments of annual Base Rent for the Original Space as provided in Section I(k) of the Lease, as previously amended by the First Amendment to Lease Agreement dated November 1, 2006. The monthly installments of annual Base Rent for the Additional Space shall be payable commencing on the Additional Space Commencement Date and thereafter in advance on the first day of each calendar month in the original Lease term, without any deductions or set-offs, and without demand. In the event the Additional Space Commencement Date shall occur on other than a first day of a calendar month, the monthly installments of annual Base Rent for such partial month shall be prorated.

5. Tenant’s Share of Operating Expenses and Real Estate Taxes. Paragraph 7 of the March 2007 First Amendment is hereby deleted and the following new Paragraph 7 is substituted in lieu thereof:

7. Tenant’s Share of Operating Expenses and Real Estate Taxes. Effective on the Additional Space Commencement Date and continuing through September 30, 2008, in addition to the original Tenant’s Percentage of Operating Costs and Real Estate Taxes (which was increased to 14.81% as of October 16, 2006) for the Original Premises over the 2006 Base Year that Tenant is obligated to pay pursuant to Section I(m) and I(n) and Articles V and VII of the Lease, Sections 1(m) and 1(n) and Articles V and VII are amended to reflect that Tenant shall pay for the Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Additional Space over a 1998 Base Year. Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Additional Space is deemed to be ten and 83/100ths percent (10.83%). Thus, during the term of Tenant’s lease of the Additional Space, Tenant shall pay (i) Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Additional Space (10.83%) over a 1998 Base Year and (ii) Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Original Space (14.81%) over a 2006 Base Year.

6. Parking. Paragraph 8 of the March 2007 First Amendment is hereby deleted and the following new Paragraph 8 is substituted in lieu thereof:

8. Parking. Effective on the Additional Space Commencement Date and continuing through September 30, 2008, Section I(p) of the Lease is amended to reflect that in addition to Tenant’s current parking space allotment for the Original Premises of 47 assigned spaces and 21 unassigned space, Tenant shall be entitled to an additional forty-eight (48) assigned spaces located in the Building’s parking garage and nine (9) unassigned spaces located outside the Building.

7. Ratification. The terms, covenants and conditions of the Lease, as amended, are hereby incorporated into this. Amendment by reference. Except as otherwise modified by this Amendment, all terms, covenants and conditions of the Lease shall continue in full force and effect and the parties hereby affirm and ratify the Lease, as amended.

IN WITNESS WHEREOF, the parties have set their hands and seals hereto as of the date first above written.

WITNESS/ATTEST:	LANDLORD:

The FCS Building Association

By:
(Corporate Seal)	Name:	Rick Albrecht
	Title:	President
	Date:	9/7/07

WITNESS/ATTEST:	TENANT:

SFA, Inc.

By:
(Corporate Seal)	Name:	James A. Illegible
	Title:	Illegible
	Date:	9/19/07

WITNESS/ATTEST:	TENANT:

The Analysis Corp

	By:	/s/ John O. Brennan
(Corporate Seal)	Name:	John O. Brennan
	Title:	President & CEO
	Date:	12 Sept 2007

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into this 23rd day of July, 2008 (the “Effective Date”) by and between THE FCS BUILDING ASSOCIATION (“Landlord”) and SFA, INC. and THE ANALYSIS CORP., jointly and severally (collectively, “Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant are parties to a Deed of Lease dated February 28th 2006, as amended by a First Amendment to Lease Agreement dated November 1, 2006 (the “First Amendment”), a (second) First Amendment to Lease dated March 29, 2007 (the “Second First Amendment”), and a Second Amendment to Lease dated September 7, 2007 (the “Second Amendment”) all collectively hereinafter referred to as the Lease (the “Lease”) pursuant to which Tenant leases Suites 1500 and 1600 containing approximately 12,565 rentable square feet, Suite 2100 containing approximately 3,059 rentable square feet, Suite 1900 containing approximately 4,123 rentable square feet, Suite 1812 containing approximately 912 rentable square feet and Suite 2300 containing approximately 16,328 rentable square feet for a total of approximately 36,987 rentable square feet, (collectively, the “Demised Premises”) in the commercial office building located at 1501 Farm Credit Drive, McLean, Virginia 22102 (the “Building”) all as more particularly described in the Lease. The term for Suite 2300, Suite 1900 and Suite 1812 (totaling approximately 21,363 rentable square feet) (hereinafter referred to as the “Original Premises”) is scheduled to expire on April 30, 2016 and the term for the rest of the Premises (Suites 1500, 1600, and 2100 totaling approximately 15,624 rentable square feet) (hereinafter referred to as the “Expansion Premises”) is scheduled to expire on September 30, 2008; and

WHEREAS Landlord and Tenant mutually desire to extend the term of the Lease for the Expansion Premises and to amend the same with respect to the Base Rent and certain other matters of the Lease, to be coterminous with the Original Premises and expire on April 30, 2016, all as more particularly set forth below; and

WHEREAS, all capitalized terms used in this Amendment which are not defined herein shall have the meanings given to them in the Lease, unless the context otherwise requires.

WITNESSETH:

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid by each party to the other, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Recitals: The recitals contained above are true and correct to the best of the parties’ knowledge and belief.

2. Definitions: Any term used herein that is defined in the Lease shall have the same meaning as specified in the Lease unless otherwise specifically provided for herein.

3. Extension of Term. Landlord and Tenant agree that the Term of the Lease for the Expansion Premises shall be extended for Seven Years and Seven Months, commencing on October 1, 2008, and expiring April 30, 2016, said expiration date coterminous with the Original Premises (the “Amended Term”);

4. Base Rental. Tenant’s rental of the Original Premises and the Expansion Premises (the “Premises”) during the Amended Term shall be on the same terms, covenants and conditions set forth in the Lease in accordance with the amounts set forth below. Tenant’s Base Rent for the Original Premises and Tenant’s Base Rent for the Expansion Premises for the Amended Term period of October 1, 2008 through April 30, 2016 shall be as follows:

			ORIGINAL	PREMISES	EXPANSION	PREMISES	TOTAL ANNUAL RENT	TOTAL MONTHLY RENT
Start Date		End Date	Annual Base Rent	Annual Rent	Annual Base Rent	Annual Rent
10/1/2008	-	4/30/2009	$27.58	$589,264.17	$32.00	$499,968.00	$1,089,232.17	$90,769.35
5/1/09	-	4/30/10	$28.41	$606,942.10	$32.96	$514,967.04	$1,121,909.14	$93,492.43
5/1/10	-	4/30/11	$29.26	$625,150.37	$33.95	$530,416.05	$1,155,566.42	$96,297.20
5/1/11	-	4/30/12	$30.00	$640,890.00	$34.97	$546,328.53	$1,187,218.53	$98,934.88
5/1/12	-	4/30/13	$31.34	$669,595.45	$36.02	$562,718.39	$1,232,313.84	$102,692.82
5/1/13	-	4/30/14	$31.34	$669,595.45	$37.10	$579,599.94	$1,249,195.39	$104,099.62
5/1/14	-	4/30/15	$31.34	$669,595.45	$38.21	$596,987.94	$1,266,583.39	$105,548.62
5/1/15	-	4/30/16	$31.34	$669,595.45	$39.36	$614,897.58	$1,284,493.03	$107,041.09

5. Expansion Premises in “As Is” Condition. The Expansion Premises are leased to Tenant for the Amended Term in “As-Is, Where-Is” condition.

6. Tenant’s Termination Option. As of the Effective Date hereof Article IIIB of the Lease (“Tenant’s Termination Option” for the Original Premises) shall be modified so as to add the following thereto for the Expansion Premises:

Tenant’s Expansion Premises Termination Option: Tenant shall additionally have the option to terminate the Lease with respect to the Expansion Premises only at any time after September 30, 2011 (the “Cancellation Effective Date”) by providing Landlord with (i) written notice of such option election (the “Cancellation Notice”) and (ii) written evidence and supporting documentation demonstrating that Tenant’s customer known as the Terrorist Screening Center (TSC) (as it is currently named on the Effective Date hereof) or its successor thereto (the “Customer”) has commenced business operations from a leased or government owned building in Virginia and said customer has requested Tenant to take occupancy in the same building or in a building in material closer proximity to the leased or government owned building in Virginia. Such Cancellation Notice shall be effective only if it is delivered to Landlord on the date that is nine (9) months prior to the Cancellation Effective Date (the “Cancellation Notice Deadline”) and with the required documentation and supporting evidence demonstrating that the Customer has commenced business operations from a leased or government owned building in Virginia and said customer has requested Tenant to take occupancy in the same building or in a building in material closer proximity to the leased or government owned building in Virginia. As a condition to any cancellation of the Lease with respect to the Expansion Premises by Tenant pursuant to the provisions of this Paragraph 6, Tenant must pay to Landlord a cancellation fee equal to the unamortized portion, determined as of the Cancellation Effective Date in the manner hereinafter provided, of Landlord’s upfront costs (“Landlord’s Investment”) incurred by Landlord in consummating this Third Amendment including brokerage commissions (calculated as 2% of the aggregate Base Rent for the Expansion Premises), legal fees related to negotiating this Third Amendment to Lease, and the TI Allowance (defined below). For purposes of this Paragraph 6, Landlord’s Investment shall be reduced monthly, with each timely payment by Tenant of a full monthly installment of Base Rent under this Lease, by the amount which the principal of a loan equal to the Landlord’s Investment funded in full as of October 1, 2008 would be amortized and repaid, as of the date of each such monthly installment, together with accrued but unpaid interest thereon at the rate of nine percent (9%) per annum, in ninety-two (92) equal monthly installments of principal and interest, assuming timely installment payments of principal and interest but without prepayment, commencing on October 1, 2008 and continuing on the first day of each of the succeeding ninety-one (91) calendar months (such unamortized portion of Landlord’s Investment being hereinafter referred to as the “Cancellation Fee”), which Cancellation Fee shall be increased to reflect any expansion of the Premises by an amount equal to the unamortized portion of any costs and expenses incurred by Landlord in consummating any such expansion, including, without limitation any improvement allowances, brokerage commissions and legal fees attributable to any such expansion. If Tenant validly and timely exercises this Cancellation Option, Tenant shall nonetheless continue to be liable for its obligations accruing under this Lease with respect to the Premises up to and including the Cancellation Effective Date, including, without limitation, additional rental, and all such obligations having accrued prior to the Cancellation Effective Date shall survive the termination of the Lease, as amended hereby, for the Expansion Premises.

7. Base Year and Tenant’s Percentage. Effective on October 1, 2008 Section 5 of the Second Amendment is hereby deleted in its entirety and the following shall be substituted in its place:

Paragraph 7 of the March 2007 First Amendment is hereby deleted and the following new Paragraph 7 is substituted in lieu thereof:

7. Tenant’s Share of Operating Expenses and Real Estate Taxes. Effective on the October 1, 2008 and continuing through April 30, 2016, in addition to the original Tenant’s Percentage of Operating Costs and Real Estate Taxes (which was increased to 14.81% as of October 16, 2006) for the Original Premises over the 2006 Base Year that Tenant is obligated to pay pursuant to Section I(m) and I(n) and Articles V and VII of the Lease, Sections l(m) and l(n) and Articles V and VII are amended to reflect that Tenant shall pay for the Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Expansion Premises over a 2008 Base Year. Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Expansion Premises is deemed to be ten and 83/100ths percent (10.83%). Thus, during the Amended Term, Tenant shall pay (i) Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Expansion Premises (10.83%) over a 2008 Base Year and (ii) Tenant’s Percentage of Operating Costs and Real Estate Taxes for the Original Premises (14.81%) over a 2006 Base Year.

8. Improvements to the Demised Premises: As of the Effective Date Tenant and Landlord hereby agree and acknowledge that all of Landlord’s prior obligations for providing an improvements to the Demised Premises shall be deemed fulfilled and Landlord shall have no further obligation or liability therefore excepting Landlord’s future obligations pursuant to Article XLVIII (“Repainting and Recarpeting”) as provided for in the Lease.

9. Landlord Concessions for Tenant’s Lease of the Expansion Premises: Notwithstanding Section 8 above, promptly following October 1, 2008, provided Tenant is not then in default (after notice and expiration of the applicable cure period, if any) of any of the terms or conditions of the Lease, the Landlord shall pay to Tenant for improvements and alterations made to the Expansion Premises as outlined in Exhibit A attached hereto (the “Improvements”) a reimbursement up to the maximum sum of Sixty Two Thousand Four Hundred Ninety Six and 00/100 Dollars (which is based on Four Dollars ($4.00) per rentable square foot leased of the Expansion Premises by Tenant) (“Landlord’s Contribution” which constitutes a tenant improvement allowance, or “TI Allowance”) Any and all costs for the Expansion Premises remodeling in excess of the amount of Landlord’s Contribution shall be the sole obligation of and paid by Tenant.

Provided Tenant is not then in default (after notice and expiration of the applicable cure period, if any) of any of the terms or conditions of the Lease, and provided Tenant does not exercise it’s Termination Option with respect to the Expansion Premises in accordance with Section 6 above, then on October 1, 2011 and on each October 1 during the Amended Term thereafter Landlord shall provide an additional Landlord Contribution (the “Additional Contribution”) in the sum of Fifteen Thousand Six Hundred Twenty Four and 00/100 Dollars ($15,624.00) (which is based on One Dollar ($1.00) per rentable square foot leased of the Expansion Premises by Tenant) to be used to reimburse Tenant for any construction, planning, renovation and/or permitting expenses actually incurred by Tenant for improvements to any part of the Demised Premises, including those expenses itemized in Exhibit A which were not fully reimbursed by the initial Landlord’s Contribution. Any Additional Contribution payable hereunder shall be paid to Tenant by Landlord within the later of i) thirty (30) days of Tenant submitting an invoice to Landlord for reimbursement of any remaining Exhibit A expenses, or ii) thirty (30) days of completion of renovations or improvements performed by Tenant provided, however, that Landlord shall have received lien waivers and such other documentation as Landlord may reasonably require.

10. Brokers: Landlord and Tenant warrant and represent that they each have had no dealings with any broker, other than Studley, Inc. as Landlord’s representative and The Staubach Company - Northeast Inc. as Tenant’s representative (collectively “The Broker”), in connection with the negotiations or execution of this Third Amendment. Landlord shall be responsible for the payment of the leasing commission to Studley, Inc. as Landlord’s broker and Tenant shall be responsible for the payment of the leasing commission to The Staubach Company - Northeast Inc. as Tenant’s broker. Landlord will not be responsible for, and Tenant will indemnify, defend and hold Landlord harmless against, any brokerage or leasing commission or finder’s fee claimed by any party in connection with a commission due Tenant’s broker in relation to the Third Amendment to Lease.

11. Parking: As of the Effective Date hereof Section 6 of the Second Amendment is deleted in its entirety and the following shall be substituted in its place:

As of the Effective Date hereof and continuing through April 30, 2016, Section I(p) of the Lease is amended to reflect that Tenant shall be permitted the use of 3.4 parking spaces per 1,000 square feet leased (the “Parking Allotment”). The Parking Allotment shall consist of 2.58 assigned spaces per 1,000 square feet leased on the lower level of the Building’s parking garage and .82 unassigned parking spaces per 1,000 square feet leased located outside the Building on a first come first serve basis. A total of five (5) of the assigned spaces shall be provided at the initial monthly rental rate of Seventy Five Dollars ($75.00) per space per month to be paid by Tenant along with the Monthly Rent due hereunder, subject to reasonable increase from time to time at Landlord’s sole but reasonable discretion.

12. Ratification. The terms, covenants and conditions of the Lease, as amended, are hereby incorporated into this Amendment by reference. Except as otherwise modified by this Amendment, all tern-is, covenants and conditions of the Lease shall continue in full force and effect and the parties hereby affirm and ratify the Lease, as amended.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties have set their hands and seals hereto as of the date first above written.

WITNESS/ATTEST:	LANDLORD:

The FCS Building Association

/s/ Betty Bradley	By:	/s/ Rick Albrecht
(Corporate Seal)	Name:	Rick Albrecht
	Title:	PRESIDENT
	Date:	7-23-08

WITNESS/ATTEST:	TENANT:

SFA, Inc.

Jason D. Mayer /s/ Jason D. Mayer	By:	/s/ Jerry D. Robinson
(Corporate Seal)	Name:	Jerry D. Robinson
	Title:	Pres & CEO
	Date:	7/23/08

WITNESS/ATTEST:	TENANT:

The Analysis Corp.

Jason D. Mayer /s/ Jason D. Mayer	By:	/s/ John O. Brennan
(Corporate Seal)	Name:	John O. Brennan
	Title:	Pres & CEO
	Date:	7/23/08

EXHIBIT A

The Improvements

Exhibit A

TAC Partial Buildout cost incurred for suites 1500 and 2100

REQ#	PO#	DATE	REQUESTOR	VENDOR	ITEM DESCRIPTION	PO Total
08081	08-00081	06/08/07	Jason Trapp	Hector Castro	Suite 2100 Construction Labor & Materials Suite 1500 Construction Labor & Materials	$12,210.00
08179	08-00179	09/24/07	Jason Trapp	Hector Castro	Build out	$179,755.00

081025	08-01024	01/16/08	Jason Trapp	Hector Castro	Suite 2100 Build a wall for conference room	$1,800.00

					Total	$193,765.00

THE ANALYSIS CORPORATION
Helping Safeguard America
1501 FARM CREDIT DR., STE 2300 • MC LEAN, VA 22102
PH. (703) 738-2840

PURCHASE ORDER

P.O. #: 08-00081
G/L #: 0233-002-00 00

PAGE 1 OF 1

ORDER TO: HECTOR CASTRO
4067 TARPON LANE
WOODBRIDGE VA 22193

SHIP TO: THE ANALYSIS CORPORATION
1501 FARM CREDIT DRIVE
SUITE 2300
MCLEAN, VA 22102

CONTACT: HECTOR CASTRO
PHONE: 703-930-6770

DELIVER TO: JASON TRAPP

YOUR QUOTE #: 060707

F.O.B: DESTINATION

P.O. NO.	P.O. DATE	BUYER	VENDOR NO.	TERMS	SHIP VIA
08-00081	06/11/07	MCGRAW JR, HECTOR		NET 15	GROUND

ITEM NUMBER	DESCRIPTION	REQ. DATE	QTY.	UNIT COST	EXT. COST
	***** CHANGE # 1 06/28/07 CONFIRMATION *****				
	THIS ORDER IS ISSUED TO COVER THE COSTS OF ALL LABOR AND MATERIALS ASSOCIATED WITH THE DEMO AND CONSTRUCTION REQUIRED IN THE 2ND FLOOR SPACE FORMERLY OCCUPIED BY SAGE PAYMENT SOLUTIONS. THIS ORDER WILL ALSO INCLUDE THE INSTALLATION OF A WALL AND PANIC BAR DOOR TO DIVIDE THE TAC CORPORATE OFFICES FROM THE NEW SCIF AREA. PAYMENT TERMS ARE $2500.00 DOWNPAYMENT; BALANCE NET 15 DUE UPON THE COMPLETION OF ALL WORK				
001.	PN: SERVICES CONSTRUCTION LABOR AND MATERIALS - SAGE 2ND FLR AND PANIC BAR DOOR	06/15/07	9170.00 /EA	1.0000	9170.00
002.	PN: SERVICES CONSTRUCTION LABOR AND MATERIALS - SAGE 2ND FLR ADDITIONAL REQUIREMENTS	06/15/07	3040.00 /EA	1.0000	3040.00

NOTES: OVERSHIPMENTS NOT ACCEPTED

TOTAL 12,210.00

Authorized Signature

DELUXE BUSINESS FORMS 1-800-328-0304

PURCHASE ORDER

THE ANALYSIS CORPORATION
Helping Safeguard America
1501 FARM CREDIT DR., STE 2300 • MC LEAN, VA 22102
PH. (703) 738-2840

P.O. #: 08-00179
G/L #: 0233-002-00 00

PAGE 1 OF 1

ORDER TO: HECTOR CASTRO
4067 TARPON LANE
WOODBRIDGE VA 22193

SHIP TO: THE ANALYSIS CORPORATION
1501 FARM CREDIT DRIVE
SUITE 2300
MCLEAN, VA 22102

CONTACT: HECTOR CASTRO
PHONE: 703-930-6770

DELIVER TO: JASON TRAPP

YOUR QUOTE #: 092007

F.O.B: DESTINATION

PO NO.	PO DATE	BUYER	VENDOR NO.	TERMS	SHIP VIA
08-00179	09/24/07	MCGRAW JR, HECTOR		NET 15	GROUND

ITEM NUMBER	DESCRIPTION	REQ. DATE	QTY.	UNIT COST	EXT. COST
	*** CHANGE # 1 10/19/07 CONFIRMATION INSTRUCTIONS: SEE THE ATTACHED STATEMENT OF WORK DATED 09/24/07! ***				
001.	PN: SERVICES CONSTRUCTION LABOR AND MATERIAL FOR SUITE 1500 BUILD OUT	10/15/07	63500.00 /EA	1.0000	63500.00
002.	PN: SERVICES CONSTRUCTION LABOR AND MATERIAL FOR SUITE 1500 BUILD OUT	10/15/07	63500.00 /EA	1.0000	63500.00
003.	PN: SERVICES CONSTRUCTION LABOR AND MATERIAL FOR SUITE 1500 ELECTRICAL WORK	10/15/07	24755.00 /EA	1.0000	24755.00
004.	PN: SERVICES CONSTRUCTION LABOR AND MATERIAL FOR SUITE 1500 CHANGE 1- ADD 3 OFFICES	10/15/07	28000.00 /EA	1.0000	28000.00

NOTES: OVERSHIPMENTS NOT ACCEPTED

TOTAL 179,755.00

Authorized Signature

DELUXEBUSINESSFORMS 1-800-328-0304

THE ANALYSIS CORPORATION
Helping Safeguard America

1501 FARM CREDIT DR., STE 2300 • MC LEAN, VA 22102
PH. (703) 738-2840

PURCHASE ORDER

P.O. #: 08-01024
G/L #: 0220-002-00 00

PAGE 1 OF 1

ORDER TO: HECTOR CASTRO
4067 TARPON LANE
WOODBRIDGE VA 22193

SHIP TO: THE ANALYSIS CORPORATION
1501 FARM CREDIT DRIVE
SUITE 2300
MCLEAN, VA 22102

CONTACT: HECTOR CASTRO
PHONE: 703-930-6770

DELIVER TO: JASON TRAPP

YOUR QUOTE #: 011008

F.O.B: DESTINATION

P.O. NO.	P.O. DATE	BUYER	VENDOR NO.	TERMS	SHIP VIA
08-01024	01/16/08	MCGRAW JR, HECTOR		NET 15	GROUND

ITEM NUMBER	DESCRIPTION	REQ. DATE	QTY.	UNIT COST	EXT. COST
001.	PN: SERVICES CONSTRUCTION LABOR AND MATERIALS TO BUILD A WALL IN SUITE 2100	01/31/08	1800.00 /EA	1.0000	1800.00

THE ANALYSIS CORPORATION
Helping Safeguard America

NOTES: OVERSHIPMENTS NOT ACCEPTED

TOTAL 1,800.00

Authorized Signature

DELUXE BUSINESS FORMS 1-800-328-0304